                                                                     EXHIBIT 2.2



                             CONTRIBUTION AGREEMENT

        THIS CONTRIBUTION AGREEMENT (this "Agreement") is dated as of the 11th day of October, 2000, by and among (i) Sunrise Abington Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Abington"), (ii) Sunrise Wayne Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Wayne"), (iii) Sunrise Springfield Assisted Living, L.L.C., a Virginia limited liability company ("Sunrise Springfield"), (iv) Sunrise Granite Run Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Granite Run"), (v) Sunrise Haverford Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Haverford"), (vi) Sunrise Morris Plains Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Morris Plains"), (vii) Sunrise Westfield Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Westfield"), (viii) Sunrise Old Tappan Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Old Tappan"),
(ix) Sunrise Assisted Living Investments, Inc., a Virginia corporation ("SALII"), (x) Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") (Sunrise Abington, Sunrise Springfield, Sunrise Granite Run, Sunrise Haverford, Sunrise Morris Plains, Sunrise Old Tappan, Sunrise Wayne, Sunrise Westfield, SALI and SALII are hereinafter individually and collectively referred to as "Sunrise") and (xi) Senior Housing Partners I, L.P., a Delaware limited partnership (hereinafter referred to as "SHP").

                                    RECITALS:

        1. Sunrise Abington owns the assisted living facility located in Abington, Pennsylvania known as Sunrise Assisted Living of Abington, as more fully described on Exhibit A attached hereto and made a part hereof (the "Abington Facility"). SALII owns 100% of the membership interests in Sunrise Abington.

        2. Sunrise Wayne owns the assisted living facility located in Wayne, New Jersey known as Sunrise Assisted Living of Wayne, as more fully described on Exhibit B attached hereto and made a part hereof (the "Wayne Facility"). SALII owns 100% of the membership interests in Sunrise Wayne.

        3. Sunrise Westfield owns the assisted living facility located in Westfield, New Jersey known as Sunrise Assisted Living of Westfield, as more fully described on Exhibit C attached hereto and made a part hereof (the "Westfield Facility"). SALII owns 100% of the membership interests in Sunrise Westfield.

        4. Sunrise Springfield owns the assisted living facility located in Springfield, Virginia known as Sunrise Assisted Living of Springfield, as more fully described on Exhibit D attached hereto and made a part hereof (the "Springfield Facility"). SALII owns 100% of the membership interests in Sunrise Springfield.

        5. Sunrise Granite Run owns the assisted living facility located in Granite Run, Pennsylvania known as Sunrise Assisted Living of Granite Run, as more fully described on Exhibit

E attached hereto and made a part hereof (the "Granite Run Facility"). SALII owns 100% of the membership interests in Sunrise Granite Run.P

        6. Sunrise Haverford owns the assisted living facility located in Haverford, Pennsylvania known as Sunrise Assisted Living of Haverford, as more fully described on Exhibit F attached hereto and made a part hereof (the "Haverford Facility"). SALII owns 100% of the membership interests in Sunrise Haverford.

        7. Sunrise Morris Plains owns the assisted living facility located in Morris Plains, New Jersey known as Sunrise Assisted Living of Morris Plains, as more fully described on Exhibit G attached hereto and made a part hereof (the "Morris Plains Facility"). SALII owns 100% of the membership interests in Sunrise Morris Plains.

        8. Sunrise Old Tappan owns the assisted living facility located in Old Tappan, New Jersey known as Sunrise Assisted Living of Old Tappan, as more fully described on Exhibit H attached hereto and made a part hereof (the "Old Tappan Facility"). SALII owns 100% of the membership interests in Sunrise Old Tappan.

                Sunrise Abington, Sunrise Wayne, Sunrise Westfield, Sunrise Springfield, Sunrise Granite Run, Sunrise Haverford, Sunrise Morris Plains, and Sunrise Old Tappan are individually referred to herein as a "Facility Owner" and collectively referred to herein as the "Facility Owners." The assisted living facilities described in recital paragraphs 1 through 8 are individually referred to herein as a "Facility" and are collectively referred to as the "Facilities."

        9. SHP desires to acquire a 75% membership interest in each of the Facility Owners (collectively, the 75% membership interests to be acquired by SHP are referred to herein as the "Interests") in exchange for cash capital contributions to the Facility Owners as set forth below; and the Facility Owners desire to accept such capital contributions from SHP in exchange for issuance by the Facility Owners to SHP of the Interests, according to the terms and conditions set forth below.

        10. SHP and SALII will enter into Amended and Restated LLC Operating Agreements (the "Limited Liability Company Agreements") to govern the operation of each of the Facility Owners setting forth, inter alia, the 75% ownership by SHP and the 25% ownership by SALII of the Facility Owners, and the acknowledgment and consent of SALII to the dilution of its ownership interest in the Facility Owners due to issuance by the Facility Owners of the Interests.

        11. The Facility Owners will form a new Delaware general partnership ("Master Entity"). The Pooling and Partnership Agreement of the Master Entity will provide for pooling of certain rights and obligations of SHP and SALII to cash flow distributions, allocations of profits and losses, the determinations of capital accounts, and the funding of operating deficits. The form of the Partnership Agreement for the Master Entity will be agreed upon, in writing, by SHP and Sunrise prior to the end of the Due Diligence Period.

        12. Notwithstanding the foregoing, SHP and Sunrise will work together to determine the most efficient and cost effective structure for the ownership of the Facilities so long as the aggregated economic benefits and burdens are allocated initially seventy-five percent (75%) to SHP (or its Affiliates) and twenty-five percent (25%) to SALII (or its Affiliates) and the control of the Facilities is the same for all Facilities and is agreed upon by SHP and SALII during negotiation of the Management Agreements and the Limited Liability Company Agreements.

        13. The Facilities will be managed by Sunrise Assisted Living Management, Inc., a Virginia corporation ("Manager"), pursuant to separate Management Agreements with each Facility Owner.

        Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   TERMINOLOGY

        1.1 Defined Terms. As used herein, the following terms shall have the meanings indicated:

        Affiliate: With respect to any specified person or entity, another person or entity which, directly or indirectly controls, is controlled by, or is under common control with, the specified person or entity.

        Code:  The Internal Revenue Code of 1986, as amended.

        Documents: This Agreement and all Exhibits hereto, and each other agreement, certificate or instrument delivered pursuant to this Agreement.

        Due Diligence Period: The period ending sixty (60) calendar days after execution of this Agreement, during which SHP may investigate the financial, legal, operational, environmental and all other aspects of the Facilities as SHP may desire in order to determine whether to consummate the transactions contemplated by this Agreement or terminate this Agreement in accordance with Section 3.2.

        FF&E: All the furniture, fixtures and equipment owned by Sunrise and located at the Facilities, which is used or maintained in connection with the operation of the Facilities.

        Freddie Mac Loans: Those certain loans secured by first lien mortgages or deeds of trust encumbering the Facilities evidenced by promissory notes dated May 20, 1999 in the following original principal amounts:

                             Abington Facility            $ 14,468,000
                             Springfield Facility         $  9,903,000

                             Granite Run Facility         $ 9,219,000
                             Haverford Facility           $ 8,850,000
                             Morris Plains Facility       $11,725,000
                             Old Tappan Facility          $11,725,000
                             Wayne Facility               $10,385,000
                             Westfield Facility           $11,725,000


        Health Department(s): Singularly or collectively, the departments of health and/or any other governmental or regulatory authorities of each of the states where the Facilities are located, which authorities have jurisdiction over the licensing, ownership and/or operation of the Facilities as assisted living/dementia facilities.

        Knowledge: As used in this Agreement, the term "knowledge" when used to refer to the knowledge of Sunrise or its Affiliates (a) shall mean and apply to the actual knowledge of the responsible officers of Sunrise or its Affiliates who are directly engaged in the management of the Facilities and not to any other persons or parties, and (b) shall mean the actual knowledge of such responsible officers, it being understood and acknowledged that such responsible officers are not charged with knowledge of all the acts and/or omissions of their predecessors or with acts or omissions of agents or employees of Sunrise. Neither Sunrise nor the "Responsible Parties" as hereinafter defined, shall be obligated to do or perform any independent investigation in connection with the making of any representations or warranties as set forth in this Agreement; provided, however, that the Responsible Parties shall make a good faith inquiry of the executive director of each of the Facilities in connection with such representations and warranties. The responsible officers of Sunrise directly engaged in the management and operation of the Facilities are: Daniel B. Gorham, Larry E. Hulse, Susan L. Timoner, and the current executive directors of each of the Facilities (whether one or more, the "Responsible Parties").

        Licenses. All certificates, licenses, and permits issued by governmental authorities held by Sunrise or Sunrise's Affiliates in connection with the ownership, use, occupancy, operation, and maintenance of the Facilities. A list of Licenses for each of the Facilities is attached hereto and incorporated herein as Exhibit K.

        Lien: Any mortgage, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

        Loss: With respect to any person or entity, any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including court costs and reasonable attorneys' fees, whether or not arising out of a third party claim.

        Management Agreements: The agreements by and between each Facility Owner and Manager to be executed and delivered at Closing pertaining to the operation, direction, marketing, management and supervision of the Facilities, the form of which will be agreed upon, in writing, by Sunrise and SHP prior to the end of the Due Diligence Period.

        Manager: Sunrise Assisted Living Management, Inc., a Virginia corporation, its successors or assigns, which shall be the manager of the Facilities under the Management Agreements.

        Material Adverse Effect: A material adverse effect on the assets, business, operations, financial condition or results of operations of the Facilities, or any one of them.

        Permitted Lien: Any statutory lien which secures a governmentally required payment not yet due that arises, and is customarily discharged, in the ordinary course of Sunrise's business.

        Resident Deposits: All deposits or advances of any kind or nature from any resident of any Facility.

        Taxes: All federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties, but excluding impact fees or other similar exactions levied or payable in connection with the development of any of the Facilities and excluding special assessments.

        Tax Return: Any return, filing, report, declaration, questionnaire or other document required to be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Taxes (whether or not payment is required to be made with respect to such document).

        1.2 Additional Defined Terms. As used herein, the following terms shall have the meanings defined in the recitals or section indicated below:

               Balance Sheet                                     Section 4.4
               SHP                                               Preamble
               Closing                                           Section 9.1

               Closing Date                                      Section 9.1
               Contributions                                     Section 2.4
               Excluded Assets                                   Section 2.2
               Facilities                                        Recital 8
               Facility Agreements                               Section 2.1(c)
               Improvements                                      Section 2.1(a)
               Indemnified Party                                 Section 10.4(a)
               Indemnifying Party                                Section 10.4(a)
               Intellectual Property                             Section 2.2(h)
               Interim Statements                                Section 4.4
               Land                                              Section 2.1(a)(i)
               Master Entity                                     Recital 11
               Permitted Exception                               Section 7.3(b)
               Personal Property                                 Section 2.1(b)
               Post-Closing Contributions Adjustment             Section 2.4(c)
               Proration Date                                    Section 2.6(a)
               Proration Schedule                                Section 2.6(a)
               Real Estate Tax Adjustment                        Section 2.4(d)
               Real Property                                     Section 2.1(a)(i)
               Receivables                                       Section 2.7
               Resident Agreements                               Section 2.1(c)
               SALI                                              Preamble
               Sunrise                                           Preamble
               Surveys                                           Section 7.3(d)
               Title Commitments                                 Section 7.3(a)
               Title Defect                                      Section 7.3(b)
               Title Insurer                                     Section 7.3(a)
               Title Notice                                      Section 7.3(b)


                                   ARTICLE II
                    CONTRIBUTION AND ACQUISITION OF INTERESTS

        2.1 Owned Assets. Upon and subject to the terms and conditions provided herein, on the Closing Date, the Facility Owners will issue to SHP (or its designated wholly-owned subsidiary) the Interests in accordance with this Agreement and the Limited Liability Company Agreements, and SHP, which may exercise its rights hereunder through one or more wholly-owned subsidiaries, will make the Contributions to the Facility Owners as described below. As of the Closing Date, all tangible and intangible assets (except Excluded Assets) used or useful in the operation of the Facilities (the "Owned Assets") as they have been operated by the Facility Owners will be owned by the Facility Owners. The Owned Assets include the following:

                (a)     Real Property.

                (i) That certain real property consisting of land ("Land") and all buildings, structures, fixtures and other improvements ("Improvements") located thereon, such Land and Improvements being more particularly described as follows:

                Home                 Address                            Units
                ----                 -------                            -----
                Abington             1801 Susquehanna Road                139
                                     Abington, PA 19001

                Granite Run          247 North Middletown Road             77
                                     Media, PA 19063

                Haverford            217 West Montgomery Avenue            63
                                     Haverford, PA 19041

                Morris Plains        209 Littleton Road                    77
                                     Morris Plains, NJ 07950

                Old Tappan           195 Old Tappan Road                   77
                                     Old Tappan, NJ 07675

                Springfield          6541 Franconia Road                   79
                                     Springfield, VA 22150

                Wayne                184 Berdan Avenue                     77
                                     Wayne, NJ 07470

                Westfield            240 Springfield Avenue                77
                                     Westfield, NJ 07090


                The Land and related real property (the "Real Property") are more fully described on Exhibit A through Exhibit H and shall be deemed to include all permits, easements, Licenses (except to the extent hereinafter expressly excluded) rights-of-way, rights, members and related appurtenances.

                (ii) All right, title and interest of the Facility Owners as landlord (whether named as such therein, or by assignment or otherwise) in any leases and subleases, if any, regarding the Real Property now existing or at any time hereafter made, and all amendments, modifications, supplements, renewals and extensions thereof, together with any security deposits made by the lessees thereunder.

                (b)     Personal Property.

                (i) Any and all furniture, fixtures, furnishings, machinery and equipment used in connection with the Facilities, and all other personal property used in connection with the Real Property and now located upon the Real Property, if any. A list of such tangible personal property will be attached hereto as Exhibit I within ten (10) days of the date hereof. In no event shall the Personal Property include any property owned by Manager, notwithstanding Manager's use of such property in connection with its management and administration of the Facilities. A list of any such excluded personal property located on any of the Real Property shall be attached hereto as Exhibit I-1, within ten
        (10) days of the date hereof.

                (ii) Goodwill, going concern, and all existing warranties and guaranties (express or implied) issued to the Facility Owners in connection with the Improvements or the Personal Property described in paragraph (b)(i) above.

                (iii) The tangible and intangible property described in Sections 2.1(b)(i) and 2.1(b)(ii) shall be referred to herein as the "Personal Property."

                (c) Facility Agreements and Resident Agreements. All rights of Sunrise in, to and under all contracts, leases, agreements, commitments and other arrangements, and any amendments or modifications, used or useful in the operation of the Facilities as of the date hereof or made or entered into by the Facility Owners between the date hereof and the Closing Date in compliance with this Agreement (the "Facility Agreements"), including but not limited to occupancy, residency, lease, tenancy and similar written agreements entered into in the ordinary course of business with residents of the Facilities, and all amendments, modifications, supplements, renewals, and extensions thereof ("Resident Agreements") and all Resident Deposits, but excluding any Facility Agreements or Resident Agreements entered into by Sunrise or Manager after the date hereof and prior to the Closing Date in breach of the provisions of Section
6.1 of this Agreement.

                (d) Records. True and complete copies of all of the books, records, accounts, files, logs, ledgers and journals pertaining to or used in the operation of the Facilities, including, but not limited to, any electronic data stored on computer disks or tapes, and originals of any of the foregoing that relate to residents of the Facilities other than Excluded Assets.

                (e) Licenses. Any and all Licenses now held in the name of Sunrise, Operator or any Affiliate or either of them and used or useful in the operation of the Facilities, and any renewals, extensions, amendments or modifications thereof, except to the extent not transferable or assignable under applicable law.

                (f) Miscellaneous Assets. Any other tangible or intangible assets, properties or rights of any kind or nature not otherwise described above in this Section 2.1 and now or hereafter owned by the Facility Owners and used in connection with the operation of the Facilities (except Excluded Assets).

        2.2 Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, the Owned Assets shall not include any of the following (collectively, the "Excluded Assets"):

                (a) Any and all cash, bank deposits and other cash equivalents, certificates of deposits, marketable securities, cash deposits made by or on behalf of the Facility Owners to secure contract obligations (except to the extent Sunrise receives a credit therefor under Section 2.6).

                (b) Any and all rights in and to claims or causes of action of SALII or the Facility Owners or any of their Affiliates against third parties (including, without limitation, for indemnification) with respect to, or which are made under or pursuant to the Owned Assets or the Excluded Assets, and which arose prior to the date of Closing, it being specifically agreed that Sunrise shall be responsible for all costs and expenses (including attorneys fees) incurred in connection with the prosecution of such claims or causes of action; provided, however, Owned Assets shall include rights in and to any such claims or causes of action to the extent they are in the nature of enforcing a guaranty, warranty or a contract obligation to complete improvements, make repairs or deliver services to any of the Facilities.

                (c) All prepaid expenses (and rights arising therefrom or related thereto) except to the extent taken into account in determining the Adjustment Amount under Section 2.6.

                (d) All loan agreements and other instruments evidencing indebtedness for borrowed money, except in connection with the Freddie Mac Loans.

                (e) All contracts of insurance, all coverages and (subject to Section 13.17 below) proceeds thereunder and all rights in connection therewith, including, without limitation, rights arising from any refunds due with respect to insurance premium payments to the extent they relate to such insurance policies.

                (f) All tangible personal property disposed of or consumed at or in connection with the Facilities between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

                (g) To the extent now or hereafter held by or issued in the name of SALII, Manager or their Affiliates (other than the Facility Owners) and not transferrable or assignable under applicable law, all Licenses (and any renewals, extensions, amendments or modifications thereof), provided, however, that SALII shall, and shall cause Manager and the Affiliates of SALII and Manager, to fulfill their obligations as set forth in Section 6.12 to have such Licenses transferred or reissued in the names of the appropriate Facility Owner, or such other party as SHP may direct.

                (h) Any and all rights of SALI, or any of its Affiliates with respect to the use of (i) all trade names, trademarks, service marks, copyrights, patents, jingles, slogans, symbols, logos, inventions, computer software or other proprietary material, process, trade secret or trade right used by SALI or its Affiliates in the operation of the Facilities, (ii) all registrations, applications and licenses for any of the foregoing, and (iii) any additional such items acquired or used by SALI or its Affiliates in connection with the operation of the Facilities between the date hereof and the Closing

Date (collectively, the "Intellectual Property"), provided, however, that SHP or its Affiliates shall have the right to use the Intellectual Property in connection with the operation of the Facilities for so long as the Management Agreements with Manager govern operation of the Facilities.

                (i) All corporate minute books, corporate seals, stock transfer records and other corporate records (except to the extent such records pertain primarily to or are used primarily in the operation of the Facilities) and any records relating to Excluded Assets and to liabilities other than the Assumed Obligations.

                (j) Personal property of all officers or employees of SALI or its Affiliates located in their respective personal offices at the Facilities.

                (k) All other assets of Sunrise or its Affiliates not located on or used in connection with the operation of the Facilities.

        2.3 Acknowledgment of Liabilities. SHP acknowledges that the Facility Owners shall be obligated to pay, discharge and perform when due, from and after Closing, the liabilities and obligations listed below (collectively, the "Owner Obligations"), but Sunrise shall be obligated to fulfill and discharge all duties and obligations, and shall be responsible for all liabilities with respect to all items listed below, to the extent attributable to or arising out of matters that occur prior to Closing:

                (a)     The Freddie Mac Loans;

                (b) All liabilities and obligations arising under the Facility Agreements transferred to the Facility Owners in accordance with this Agreement (but not any Facility Agreements which are entered into after the date hereof not in compliance with this Agreement), to the extent such liabilities and obligations arise during and relate to any period from and after the Closing Date; and

                (c) Provided that Sunrise pays SHP the amount, if any, owed by Sunrise at Closing under Section 2.6, the Owner Obligations shall also include such other liabilities of Sunrise (including but not limited to Resident Deposits) to the extent, and only to the extent, the amount thereof is included as a credit to SHP in calculating the Adjustment Amount as ultimately determined pursuant to Section 2.6.

        2.4     Contribution Amount.

                (a) The aggregate amount of SHP's contributions to the Facility Owners for the Interests ("Contributions") shall be an amount equal to seventy-five percent (75%) of the excess of (i) One Hundred Thirty-One Million Dollars ($131,000,000) over (ii) the outstanding principal balance of the Freddie Mac Loans as of the Closing Date (such total excess being the "Gross Equity Value"). The Contributions, subject to adjustment as provided in Section
2.6 below, shall be paid
by SHP to the Facility Owners on the Closing Date by wire transfer of immediately available funds to the Title Insurer (as defined in Section 7.3).

                (b) If SHP does not elect to terminate this Agreement during the Due Diligence Period, SHP shall be obligated to close this transaction (if all conditions precedent hereto have been satisfied) and failure of SHP to close shall constitute a default.

                (c) In the event that aggregate Gross Revenues (as defined in the Management Agreements) for the Facilities in any of the first four fiscal quarters after the Closing is less than the "Threshold Revenue Amount" for any such fiscal quarter (as shown in Exhibit L to be supplied by Sunrise not less than ten (10) days prior to the Closing Date, which exhibit shall be subject to SHP's prior reasonable approval), then the Contributions shall be reduced by the amount determined as shown in Exhibit L, but in no event shall the aggregate amount of reduction exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the "Post-Closing Contributions Adjustment") for each such fiscal quarter. Such Post-Closing Contributions Adjustment, if any, shall be allocated among the Owned Assets in the proportion that the Contributions are allocated among the Owned Assets in Section 2.5 below. The determination of the aggregate Gross Revenues for the Facilities and Sunrise's payment, if any, of the Post-Closing Contributions Adjustment in cash to SHP shall be made within sixty
(60) days following the end of the fourth fiscal quarter after the Closing.

                (d) If the aggregate real estate taxes (excluding increases due to changes in millage rates) levied against the Facilities with respect to calendar year 2001 exceed 104% of the real estate taxes levied against the Facilities with respect to calendar year 2000 (the "Excess Real Estate Taxes"), then the Contributions shall be reduced by the sum of the Excess Real Estate Taxes divided by 10.75% (the "Real Estate Tax Adjustment"). The Real Estate Tax Adjustment, if any, shall be paid by SALI to the Master Entity. The Master Entity shall distribute such sum to its members, pro rata, which distribution shall be treated as a capital distribution requiring appropriate adjustments to be made to the capital accounts of the respective members of the Master Entity. In no event shall such Real Estate Tax Adjustment be required to be made until after Sunrise has been provided a reasonable opportunity to contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any increase in real estate taxes. SHP and Sunrise agree that the aggregate amount of the Real Estate Tax Adjustment shall in no event exceed Three Million Dollars ($3,000,000).

        2.5 Allocation of the Contributions. The allocation of the Contributions among the Facility Owners shall be based on the following gross valuation breakdown among the Facilities, which amounts total $131,000,000.



                      Facility                                   Gross Value
                      --------                                   -----------
               Abington                                          $21,540,000
               Granite Run                                       $16,780,000

               Haverford                                  $12,930,000
               Morris Plains                              $18,130,000
               Old Tappan                                 $17,520,000
               Springfield                                $14,560,000
               Wayne                                      $13,130,000
               Westfield                                  $16,410,000

SALII, SHP and the Facility Owners each agree to report such allocations, if agreed upon, to the Internal Revenue Service and to use such allocation for all other reporting purposes after Closing in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes.

        2.6    Adjustment of Contributions Amount.

        (a) All income and expenses (including prepaid expenses) of the Facilities shall be prorated on a daily basis between Sunrise and SHP as of 11:59 p.m., on the date (the "Proration Date") immediately preceding the Closing Date. Such items to be prorated shall include:

                (i) Rents under the leases and Resident Agreements and other income, if any, including prepaid rents, community fees, and security deposits;

                (ii)    Utility charges, if any;

                (iii)   Payments under service agreements;

                (iv)    Food inventory;

                (v)     Supplies inventory;

                (vi)    Petty cash;

                (vii)   Taxes;

                (viii) Any escrow accounts or cash deposits held by an utility companies or otherwise to secure obligations under contracts that will continue after Closing;

                (ix)    Interest on the Freddie Mac Loans; and

                (x) Payments under any leases of personal property used in connection with the operation of the Facilities.

SALII shall prepare a proposed schedule (the "Proration Schedule") and deliver it to SHP at least five (5) business days prior to Closing, including: (i) the items listed above, (ii) any items which are customarily apportioned between a purchaser and seller in the localities in which the Facilities are located, and (iii) any other items the parties determine necessary. Such Proration Schedule shall include all applicable income and expenses with regard to the Facilities. SALII and SHP will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) business days prior to Closing. The amount of the Contributions shall be adjusted in accordance with the Proration Schedule. Each party shall be responsible for its own legal fees in connection with this transaction. All other costs of Closing, including, without limitation, the costs of Surveys, Title Insurance, all transfer taxes, and all fees charged by Freddie Mac in connection with the acquisition by SHP of the Interests, shall be paid 50% by SHP and 50% by Sunrise.

        (b) In the event Sunrise has received any pre-paid rent or any security deposits from a resident for any period from and after the Proration Date, such pre-paid rent and/or security deposits will remain in the accounts of the applicable Facility Owner.

        (c) The parties agree that any amounts which may become due under this Section 2.6 shall be paid at Closing as can best be determined. A post-Closing reconciliation of such pro-rated items shall be made by the parties sixty (60) days after Closing and any amounts due at that time shall be promptly forwarded to the respective party in a lump sum payment. Any additional amounts which may become due after such determination shall be forwarded at the time they are received. Any amounts due under this Section 2.6 which cannot be determined within sixty (60) days after Closing (such as, for example, fiscal year-end real estate taxes) shall be reconciled as soon thereafter as such amounts can be determined. Sunrise, on behalf of itself and its Affiliates, agrees that SHP shall have the right to audit the records of Sunrise in connection with any such post-closing reconciliation.

        2.7 Accounts Receivable. As of the Proration Date, the Facilities will have certain outstanding accounts receivable (the "Receivables"). SALII shall receive a credit at Closing in consideration of the Facility Owners' right to collect the Receivables after Closing. Such credit shall be in an amount equal to the lesser of (i) seventy-five percent (75%) of the Receivables outstanding as of the Closing Date or (ii) a sum to be determined by mutual agreement of SHP and Sunrise. Sunrise agrees that during the term of this Agreement, it will cause the Facility Owners and Manager to continue to use usual and customary procedures to collect the Receivables which will be listed on Exhibit W within ten (10) days of the date hereof. Any and all payments made to the Facility Owners from and after Closing shall be retained by the Facility Owners and SALII shall have no separate individual rights with respect thereto, regardless of whether such payments are for amounts due prior to or subsequent to Closing.


                                   ARTICLE III
                              DUE DILIGENCE PERIOD

        3.1 Due Diligence Period. During the Due Diligence Period, SHP shall have the right to review and evaluate the Owned Assets, the nature and extent of the Owned Assets and operations and all rights and liabilities related thereto. Sunrise shall furnish or make available to SHP or its representatives within five (5) days after the date hereof, the following to the extent they are in Sunrise's possession or control or are readily obtainable by
Sunrise:

        (a) Any and all title insurance policies, (together with copies of all exception documents referenced therein), as-built surveys, environmental reports, property condition reports, site inspection reports, and MAI Appraisals;

        (b) Any and all contracts, leases, (including a sample Resident Lease from each facility), equipment agreements, and information regarding any claims affecting the Real Property or the Personal Property;

        (c) All licenses and permits currently held by Sunrise, Manager, or their Affiliates in connection with the ownership or operation of the Facilities, and all existing warranties and guaranties (express or implied) issued in connection with the Owned Assets;

        (d)     Facility budgets for the year 2000; and

        (e) Copies of any and all notices received by Sunrise, Manager, or their Affiliates from (i) any Health Departments with respect to: material violation or alleged material violations of Licenses; substantial complaints by Residents or their families; material defects or other material deficiencies in the Facilities; results of all inspections of the Facilities conducted within the past twelve (12) months; (ii) any other governmental authorities with respect to material violations or alleged material violations of applicable laws, codes, regulations, licenses or requirements including health/sanitation codes, fire codes, building codes, and environmental laws and regulations; and
(iii) any other third parties with respect to any material matters of the type described in (i) and (ii) above.

        (f) All other such documents or items as SHP may reasonably request in connection with its due diligence investigations of the Facilities.

        3.2 Termination during Due Diligence. At any time during the Due Diligence Period, SHP shall have the right, in its sole discretion and for any reason or no reason, to terminate this Agreement by written notice to SALII. Upon such notice, this Agreement shall terminate and be of no further force and effect.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SUNRISE

        Sunrise represents and warrants to SHP as follows:

        4.1 Organization, Good Standing and Entity Authority. Each of the Facility Owners is a limited liability company, duly organized, validly existing and in good standing under the laws of the State in which the Facility which it owns is located, and has all requisite authority to own, and operate its Owned Assets and carry on its business. SALII is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and SALI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        4.2 Authorization and Binding Effect of Documents. SALII and each Facility Owner have all requisite power and authority to enter into this Agreement and the other Documents to which they are a party and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the other Documents by Sunrise and the consummation by Sunrise of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Sunrise and Sunrise's members or board of directors, as the case may be. This Agreement has been, and each of the other Documents at or prior to Closing will be, duly executed and delivered by Sunrise. This Agreement constitutes (and each of the other Documents, when executed and delivered, will constitute) the valid and binding obligation of Sunrise enforceable against Sunrise in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

        4.3 Absence of Conflicts. The execution, delivery and performance by Sunrise of this Agreement and the other Documents, and consummation by Sunrise of the transactions contemplated hereby and thereby, do not and will not, to the best of Sunrise's knowledge, (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) result in the creation of any Lien upon the Interests or the Owned Assets under the provisions of the Articles of Incorporation or Bylaws of Sunrise, the organizational instruments of any Facility Owner, any laws or regulations to which Sunrise or any Facility Owner is subject, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Sunrise or the Facilities are subject.

        4.4 Financial Statements. Sunrise has delivered to SHP prior to the date of this Agreement the unaudited financial statements for each of the Facilities as of December 31, 1999, including but not limited to an unaudited balance sheet as of December 31, 1999 (the "Balance Sheet"). Sunrise has also delivered to SHP prior to the date of this Agreement the unaudited financial statements for each of the Facilities as of June 30, 2000 (the "Interim Statements"), certified by the Chief Financial Officer of SALI. All such statements (i) are in accordance in all material respects with the books and records of Sunrise and (ii) have been prepared in accordance with GAAP applied on a consistent basis and fairly present the assets and liabilities of the Facilities as of the dates stated and accurately reflect the results of operations of the Facilities for the periods covered by the statements, with the exception that the Interim Statements are subject to normal year-end adjustments.

        4.5 Absence of Certain Changes or Events. Since the date of the Balance Sheet (except as disclosed in the Interim Statements):

                (a) There has not been any damage, destruction or other casualty loss with respect to the Owned Assets (whether or not covered by insurance) which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect.

                (b) None of Sunrise, Manager, or the Facilities has suffered any adverse change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                (c)     Neither Sunrise or Manager has:

                        (i) amended or terminated any Facility Agreement or Resident Agreement, except in the ordinary course of business;

                        (ii) mortgaged, pledged, suffered or subjected to any Lien, the Interests or any of the Owned Assets, except for Permitted Liens and any Lien which will be released at or prior to the Closing Date;

                        (iii) acquired or disposed of any assets, personal property or properties affecting the Facilities or entered into any agreement or other arrangement for such acquisition or disposition, except in the ordinary course of business;

                        (iv) entered into any agreement, commitment or other transaction affecting the Facilities other than in the ordinary course of business;

                        (v) operated the Facilities other than in the ordinary course of business.

        4.6 Broker's or Finder's Fees. No agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Sunrise or any Affiliate of Sunrise is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. Sunrise agrees to indemnify and hold SHP harmless from any Loss resulting from a breach of this representation and warranty. Notwithstanding the provisions of Article X below, such agreement to indemnify shall survive the Closing without limitation.

        4.7 Insurance. There is now, and until Closing there will remain, in full force and effect with reputable insurance companies, full replacement cost, "all risks" property insurance with respect to each of the Facilities and commercial general liability insurance, with respect to each of the Facilities, written on an occurrence basis with combined single limits for personal injury, death and property damage, of at least $3,000,000.00 per occurrence.

        4.8 Litigation. Except as set forth on Exhibit M, there is no pending, or to the best of Sunrise's knowledge, threatened litigation, proceeding or investigation (by any person, governmental or quasi-governmental agency or authority or otherwise) to which Sunrise is a party, including without limitation litigation brought by Sunrise against third parties. The litigation, proceedings and investigations listed on Exhibit M will not, individually or in the aggregate, materially adversely affect the ownership, use, occupancy, operation, cash flow, profitability or title to any of the Facilities.

        4.9 Compliance with Laws. To the best of Sunrise's knowledge, the Improvements have been constructed and the Facilities have been and are presently used and operated in compliance in all material respects with, and in no material way violate any applicable statute, law, regulation, rule, ordinance, order, License or permit of any kind whatsoever affecting the Facilities or any part thereof. Neither Sunrise nor any of Sunrise's Affiliates has received notice of any such violation.

        4.10 Environmental Matters. Except as set forth in the environmental reports delivered to SHP pursuant to Section 3.1(a), to Sunrise's knowledge, neither Sunrise, nor any of Sunrise's Affiliates has generated, stored or disposed of any hazardous waste at any of the Facilities, and Sunrise has no knowledge of any previous or present generation, storage, disposal or existence of any hazardous waste at any of the Facilities. The term "hazardous waste" shall mean "hazardous waste," "toxic substances," or other similar or related terms as defined or used from time to time in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6921, et seq.), similar state laws and regulations adopted thereunder. Hazardous waste shall not include (1) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable properties, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and residents in the Facilities; and (3) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Facilities' parking areas, so long as, to the extent required, all applicable permits for the use of any of the foregoing have been obtained and are in full force and effect and so long as all the foregoing are used, stored, handled, transported and disposed of in compliance with all hazardous substances laws and any such applicable permits.

        4.11 Assessments. There are no special or other assessments for public improvements or otherwise now affecting any of the Facilities, nor does Sunrise have knowledge of (i) any pending or threatened special assessments affecting any of the Facilities or (ii) any contemplated improvements affecting any of the Facilities that may result in special assessments affecting any of the Facilities.

        4.12. Resident Agreements. Attached hereto as Exhibit N are true and correct copies of the forms of Resident Agreement used at the Facilities. No Resident Agreement currently in effect with respect to any of the Facilities contains any material deviations from the forms attached hereto as Exhibit N. Sunrise is not in default under any of its material obligations under any Resident Agreement or any lease and, except as set forth on the rent roll attached hereto as Exhibit U (the "Rent Roll"), Sunrise has no knowledge of any material default on the part of any other party thereto. All of the Resident Agreements and leases identified on the Rent Roll are currently in full force and effect. The Rent Roll is true and correct in all material respects and Sunrise will provide an updated Rent Roll at Closing and will re-affirm the foregoing representations and warranty with respect to such updated Rent Rolls.

        4.13. Facility Agreements. The Facility Agreements listed on Exhibit O hereto are all of the Facility Agreements relating to or affecting any of the Facilities. Sunrise has heretofore delivered to SHP true and complete copies of all such Facility Agreements, including all amendments and modifications thereto; neither Sunrise nor any of its Affiliates is in default of any of its material obligations under any of such Facility Agreements, and Sunrise has no knowledge of any material default on the part of any other party thereto. All of the Facility Agreements listed on Exhibit O are currently in full force and effect. Except for the Facility Agreements and the Resident Agreements described in Section 4.12 above, there are no material service contracts, leases or other contracts or agreements affecting any of the Facilities.

        4.14 Permits. Exhibit K attached hereto is a true and complete list of all Licenses. All the Licenses are valid and no material violations exist. To Sunrise's knowledge, the Licenses are the only certificates, licenses, and permits which are required for the lawful ownership, use, occupancy, operation and maintenance of the Facilities as assisted living/dementia facilities.

        4.15 Medicare; Medicaid. As of the date hereof, no resident at any Facility is a participant in Medicare, Medicaid or other public payor program with respect to such resident's fees or other services payable to Sunrise or Manager. To Sunrise's knowledge, no action, proceeding, or investigation in connection with Medicare, Medicaid or other public or private third-party payor or other programs is pending or threatened against Sunrise or any of Sunrise's Affiliates in connection with the Facilities. Neither Sunrise nor Sunrise's Affiliates has received notice of any threatened or pending investigation in connection with (i) Medicare, Medicaid, or other public or private third-party payor programs or (ii) any fraud, false statement or false claim applicable to its business or (iii) any patient care, patient rights or other law applicable to its business. Sunrise or Sunrise's Affiliates have prepared and filed all cost reports, if any, that were required to be filed for Medicare and Medicaid purposes and for all other public or private third-party reimbursement programs through the date of this Agreement. All such cost reports, if any, are correct and accurate and have been prepared in conformity with Sunrise's books and records. Neither Sunrise nor Sunrise's Affiliates has received notice that Medicare, Medicaid or any other public or private third-party payor has any claims for disallowance of costs against it. To Sunrise's knowledge, neither Sunrise nor any Affiliate of Sunrise has committed any violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, any similar state law or Title VI of the Civil Rights Act.

        4.16 Condemnation. Neither Sunrise nor any of Sunrise's Affiliates has received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Facilities and, to Sunrise's knowledge, no such condemnation proceeding is being considered.

        4.17 Condition of Property. To Sunrise's knowledge, with regard to the Improvements, (i) there are no material structural defects, (ii) they are free of insect and rodent infestation, (iii) the roofs are free of active leaks,
(iv) all mechanical and utility systems servicing the Improvements are in good condition and proper working order, free of material defects and, to Sunrise's knowledge, in compliance with all applicable laws and codes. To Sunrise's knowledge, all the Personal Property is in good condition, working order and repair.

        4.18 Independent Facilities. To Sunrise's knowledge, each Facility is an independent unit which as of the date hereof does not rely, and as of the Closing, will not rely on any facilities (other than the facilities of public utility, sewer and water companies) located on any property not included in such Facility (i) to fulfill any zoning, building code, or other municipal or governmental requirement, or (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to, electric, plumbing, mechanical, heating, ventilating and air conditioning systems. To Sunrise's knowledge, no building or other improvements not included in the Facilities relies on any part of the Facilities to fulfill any zoning, building code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities.

        4.19 Full Disclosure. None of the representations or warranties in this Agreement by Sunrise, nor any descriptive information concerning the Owned Assets set forth in this Agreement, nor, to Sunrise's knowledge, does any document, statement, certificate, schedule or other information furnished or to be furnished to SHP by Sunrise in connection with this Agreement, contain, or will as of the Closing, contain any untrue statement of a material fact or omit, or will as of the Closing omit, to state a material fact necessary to make the statements of fact contained therein not misleading.

        4.20 Utilities Access. Each Facility has adequate water supply, storm and sanitary sewer facilities, adequate access to telephone, gas and electricity connections, adequate fire protection, drainage, means of ingress and egress to and from public highways and, without limitation, other public utilities for operation as an assisted living/dementia facility. To Sunrise's knowledge, the parking facilities located on each Facility meet all applicable requirements imposed by applicable law or requisite exceptions, conditions, or variances to such laws. All such public utilities are installed and operating and all installation and connection charges have been paid in full and all such utilities are provided to each Facility either directly from an adjacent public right-of-way or through valid, recorded, insurable public or private easements. All streets and roads necessary for access to and full utilization of each of the Facilities, and every part thereof, have been built, completed, dedicated and accepted for maintenance and public use by the appropriate governmental authorities or are otherwise owned and maintained by local governments for public use. Sunrise has no knowledge of any fact or condition existing that would result or could result in the termination or reduction of the current access from the Facilities to the existing roads and highways or to sewer or other utility services presently serving the Facilities.

        4.21 Zoning. To Sunrise's knowledge, the use of each of the Facilities as assisted living/dementia facilities, together with the ancillary uses thereto, are permitted under the applicable municipal zoning ordinances, or special exceptions, variances, or conditions thereto, and the Facilities comply, to the extent required (and not waived or grandfathered), with all conditions, restrictions and requirements of such zoning ordinances and all amendments thereto.

        4.22 No Employees. None of the employees at the Facilities is employed by SALII or the Facility Owners. All such employees are employed by Manager or its Affiliates other than SALII. None of the Facility Owners now has, and at no time ever had, any employees.

        4.23    Intentionally Deleted.

        4.24 Bank Accounts. Exhibit P, to be attached hereto within ten (10) days of the date hereof, sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions or depositories at which SALII or the Facility Owners maintain any safe deposit boxes or accounts of any nature, the numbers and types thereof, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. After the Closing, Sunrise shall cooperate with SHP to the extent necessary to close any such accounts which SHP desires closed, and to change the persons authorized to draw upon such accounts which SHP does not desire closed.

        4.25 Taxes. Sunrise has accurately prepared and duly and timely filed (or has filed as part of a consolidated tax filing) all tax reports and returns required to be filed by them and, whether or not shown on such returns or reports to be due, has duly paid or provided for the payment of all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales, usages or payrolls of Sunrise); there are no tax liens upon any property or assets of Sunrise except liens for current taxes not yet due. Each of the Facilities is a separate, independent tax parcel consisting of the applicable tract of Land and the Improvements thereon. The federal income tax returns of SALII and the Facility Owners have not been audited or otherwise examined by the Internal Revenue Service within the past three years, and no state or local income, sales, use, or property tax returns of SALII and the Facility Owners have been audited or otherwise examined within the past three years. Sunrise has no notice of the pendency of any such audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period and Sunrise has not filed any consent under Section 341(f) of the Code.

        4.26 Owned Assets. The Owned Assets (except Excluded Assets) constitute all real, tangible and intangible assets and property used or useful in the operation of the Facilities as they have been operated by the Facility Owners. Sunrise or Manager is the Landlord under all leases and Resident Agreements relating to the Facilities. Sunrise has not pledged or assigned its right with respect to any of the Resident Agreements, except for the collateral assignment thereof as security for the Freddie Mac Loans. The Facility Owners will not, as of Closing, own or hold an interest in any property, real or personal, tangible or intangible, except for the Owned Assets.

        4.27 Interests. SALII owns 100% of the membership interests in each Facility Owner, free and clear of all liens, options, claims, encumbrances or charges of any kind, and there are no outstanding options or other rights to purchase or otherwise acquire any membership interest in any of the Facility Owners.

        4.28 Executive Director. The executive director of each Facility is the person most likely to have knowledge regarding the accuracy or inaccuracy of any of the representations of Sunrise set forth herein which are qualified to Sunrise's knowledge.

        4.29 Title Encumbrances. Neither SALII nor the Facility Owners are in default under any of their material obligations under any recorded agreement, easement or instrument encumbering title to any of the Facilities, and Sunrise has no knowledge of any material default on the part of any other party thereto.

        4.30 Affordable Housing Units. Exhibit Q to be attached hereto within ten (10) days of the date hereof is a true and complete list of each unit within the Facilities (specifying the number of bedrooms in each unit) which is leased or reserved for lease as an affordable housing unit, or for low or moderate income residents. Exhibit Q truly and correctly lists the number of units (and the number of bedrooms in each such unit) at the Facilities which may be required to be leased as an affordable housing unit, or for low or moderate income residents, pursuant to a presently existing agreement or requirement of law.

        4.31 No New Survey Matters. To Sunrise's knowledge, since the dates of the as-built surveys for each of the Facilities previously provided to SHP by Sunrise (the "Freddie Mac Surveys"), no new survey matters have arisen in connection with any of the Real Property which would otherwise be required to be shown thereon under the applicable ALTA/ACSM standards used in preparing the Freddie Mac Surveys to be shown thereon.

        4.32 Freddie Mac Loans. To the best of Sunrise's knowledge, the Freddie Mac Loans are in full force and effect, and there exists no Event of Default thereunder, and no event or circumstance which, with the passing of time or giving of notice, would constitute an Event of Default thereunder. Sunrise has delivered to SHP full and complete copies of all the loan documents evidencing and securing the Freddie Mac Loans.

        4.33 Insolvency. Neither Sunrise nor any of its Affiliates has (i) commenced a voluntary case or had entered against it a petition for relief under any federal bankruptcy act or any similar petition order or to create under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding to hold, administer and/or liquidate all or substantially all of its assets, (iii) had filed against it any involuntary petition seeking relief under any federal or state law or statute relative to bankruptcy, insolvency or other relief to debtors which involuntary petition is not dismissed within sixty (60) days, or
(iv) made a general assignment for the benefit of creditors.

        4.34 REOC Status. As of the date of this Agreement, each of the Facility Owners has been conducting their respective business activities so as to qualify as a REOC within the meaning of 29 CFR Section 2510.3 101 and SALII will cause each of the Facility Owners to qualify as a REOC as of the Closing Date.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF SHP

        SHP represents and warrants to Sunrise as follows:

        5.1 Organization and Good Standing. SHP is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. SHP has all requisite company power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

        5.2     Authorization and Binding Effect of Documents. Subject to
Section 7.11 of this Agreement, SHP (and its Affiliates) will, prior to Closing, have all requisite power and authority to enter into this Agreement and the other Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the other Documents by SHP (and its Affiliates) and the consummation by SHP (and its Affiliates) of the transactions contemplated by this Agreement will, subject to
Section 7.11 of this Agreement, be duly authorized by all necessary company action on the part of SHP. Subject to Section 7.11 of this Agreement, this Agreement has been, and each of the other Documents at or prior to Closing will be, duly executed and delivered by SHP. Subject to Section 7.11 of this Agreement, to the best of SHP's knowledge, this Agreement constitutes (and each of the other Documents, when executed and delivered, will constitute) the valid and binding obligation of SHP enforceable against SHP in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

        5.3 Absence of Conflicts. Subject to Section 7.11 of this Agreement, the execution, delivery and performance by SHP (and/or its Affiliates) of this Agreement and the other Documents, and consummation by SHP (and/or its Affiliates) of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, the provisions of the articles of organization or operating agreement of SHP (and/or its Affiliates), any indenture, mortgage, lease, loan agreement or other agreement or instrument to which SHP (and/or its Affiliates) is bound or affected, or any law, statute, rule, judgment, order or decree to which SHP (and/or its Affiliates) is subject.

        5.4 Consents. The execution, delivery and performance by SHP (and/or its Affiliates) of this Agreement and the other Documents, and consummation by SHP (and/or its Affiliates) of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body, or the consent, waiver or approval of any other person or entity.

        5.5 Broker's or Finder's Fees. No agent, broker, investment banker, or other person or firm acting on behalf of SHP or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from SHP in connection with the transactions contemplated by this Agreement. SHP agrees to indemnify and hold SALII and its Affiliates harmless form any Loss, resulting from a breach of the representations and warranties set forth in this section. Notwithstanding the provisions of Article X below, such agreement to indemnify shall survive the Closing without limitation.

                                   ARTICLE VI
                                 OTHER COVENANTS

        6.1 Conduct of the Facility's Business Prior to the Closing Date. Sunrise covenants and agrees with SHP that from the date hereof through the Closing Date, unless SHP otherwise consents in writing (which consent shall not be unreasonably withheld), Sunrise or Sunrise's Affiliates shall:

                (a) Operate the Facilities in the ordinary course of business, including (i) incurring expenses consistent with the past practices,
(ii) making reasonable capital expenditures prior to the Closing Date, but only in an amount consistent with past practices and the current Facility budget,
(iii) using commercially reasonable efforts to preserve the Facilities' present business operations, organization and goodwill and its relationships with residents, customers, employees, advertisers, suppliers and other contractors, and (iv) maintain the REOC status of each Facility Owner.

                (b) Operate the Facilities and otherwise conduct its business in all material respects in accordance with the terms or conditions of the Licenses, all applicable rules and regulations of the relevant State, and to the best of its knowledge all other rules, regulations, laws and orders of all governmental authorities having jurisdiction over any aspect of the operation of such Facilities and all applicable insurance requirements.

                (c) Maintain the Facility Owners' books and records in accordance with GAAP on a basis consistent with prior periods.

                (d) Timely comply in all material respects with any Facility Agreements.

                (e) Not sell, lease, grant any rights in or to or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the Owned Assets except for dispositions of assets that (A) are in the ordinary course of business and (B) if material, are replaced by similar assets of substantially equal or greater value and utility.

                (f) Maintain the FF&E and Personal Property currently in use in reasonably good operating condition and repair, except for ordinary wear and tear, in a manner consistent with past practices.

                (g) Perform all covenants, terms and conditions and make all payments under the Freddie Mac Loans in a timely fashion.

                (h) Not enter into any Resident Agreements except at rental rates, term duration and on other terms and conditions consistent in all material respects with the existing Resident Agreements for the applicable Facility, as set forth in the Rent Rolls attached to this Agreement.

                (i) Not make any alterations or improvements to any Facility or make any capital expenditure with respect to any Facility, except as described in item 6.1(a)(ii) above.

                (j) Not enter into any Facility Agreements which call for annual payments in excess of $20,000.00 or for a term in excess of one year, unless the applicable Facility Agreement can be terminated by the Facility Owner upon not more than sixty (60) days prior written notice without the payment of any termination fee or penalty payment.

        6.2 Notification of Certain Matters. SALII shall give prompt notice to SHP, and SHP shall give prompt notice to SALII, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement.

        6.3 Title; Additional Documents. At the Closing, the Facility Owners shall own the Owned Assets free and clear of any Liens except Permitted Exceptions and the Freddie Mac Loans. At the Closing, all warranties and guaranties relating to the Facilities shall be held and owned by the Facility Owners. SALII, Facility Owners and/or their Affiliates shall execute or cause to be executed such documents, in addition to those delivered at the Closing, as may be necessary to confirm in SHP good and marketable title to the Interests and to carry out the purposes and intent of this Agreement. SHP, and/or its Affiliates, shall execute or cause to be executed such documents, in addition to those delivered at Closing as may be necessary to confirm SHP's, or such Affiliates,' assumption of the Owner Obligations.

        6.4 Other Consents. Sunrise shall use reasonable efforts to obtain the consents or waivers to the transactions contemplated by this Agreement required under any Facility Agreements; provided that Sunrise shall not be required to make any financial accommodation to a third party in order to obtain any such consent or waiver (other than payment of any amount otherwise due such third party).

        6.5 Inspection and Access. Sunrise and Manager shall, commencing on the date of this Agreement, open the assets, books, accounting records, correspondence and files of SALII, the Facility Owners, and Manager (to the extent related to the operation of the Facilities) for examination by SHP, its officers, attorneys, accountants and agents, with the right to make copies of such books, records and files or extracts therefrom. Such access will be available to SHP during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of the Facilities. All requests for access shall be made by SHP to Daniel B. Gorham,

Susan L. Timoner or Douglas Bath on behalf of SALII. As and when Sunrise prepares the same for its own purposes (which preparation shall be consistent in terms of timing with Sunrise's past practices), Sunrise will furnish to SHP unaudited financial statements of SALII and the Facility Owners for the periods from and after the date of the Interim Statements prepared in a manner consistent with the Interim Statements. Sunrise will make available to SHP such additional financial and operating data and other available information regarding the Facilities or the Owned Assets as SHP may reasonably request. Those books, records and files (the possession of which is not being transferred to SHP pursuant to this Agreement) which relate to the Owned Assets shall be preserved and maintained by Sunrise for four (4) years after the Closing and those books, records and files relating to the Owned Assets the possession of which is being transferred to SHP hereunder shall be maintained and preserved by SHP for a period of four (4) years after the Closing. Each such party shall give to the other party and its authorized representatives, during normal business hours, such access to, and the opportunity at the other party's expense to copy, such books and records retained by it as may be reasonably requested by the other party.

        6.6 Confidentiality. SHP and SALI entered into a confidentiality agreement dated August 16, 2000 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit R, in connection with the transactions contemplated by this Agreement, which agreement shall remain in full force and effect, unmodified by the terms of this Agreement. Sunrise and SHP will use their best efforts to comply with the terms of the Confidentiality Agreement. Notwithstanding any other provision in this Agreement, this Section shall survive the Closing indefinitely.

        6.7 Publicity. The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except as required by law or applicable regulations.

        6.8 Material Adverse Change. SHP and Sunrise will promptly notify the other party of any event of which SHP or Sunrise, as the case may be, obtains knowledge which has had or could reasonably be expected to have a Material Adverse Effect.

        6.9 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

        6.10 Health Department Reports. Sunrise shall file, or cause its Affiliates to file, on a current and timely basis and in all material respects in a truthful and complete fashion until the Closing Date, all reports and documents required to be filed with the Health Department with respect to the Facilities.

        6.11 Tax Returns and Payments. Sunrise will timely file with the appropriate governmental agencies all Tax Returns required to be filed by Sunrise with respect to the Facilities prior to Closing and timely pay all Taxes reflected on such Tax Returns as owing by Sunrise or its Affiliates.

        6.12 Post-Closing Obligation of Sunrise. Sunrise shall use, and shall cause Manager and Sunrise's Affiliates to use diligent efforts to promptly cooperate with SHP and its Affiliates to have the Licenses reissued in accordance with Section 7.6 of this Agreement (or to otherwise satisfy the provisions of Section 7.6 of this Agreement). This covenant of Sunrise shall survive Closing indefinitely.

                                   ARTICLE VII
             CONDITIONS PRECEDENT TO THE OBLIGATION OF SHP TO CLOSE

        SHP's obligation to make the Contributions and acquire the Interests pursuant to the terms of this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by SHP in writing:

        7.1     Accuracy of Representations and Warranties; Closing Certificate.

                (a) The representations and warranties of Sunrise and its Affiliates contained in this Agreement or in any other Document shall be true and correct in all material respects on the date hereof, and at the Closing Date with same effect as though made at such time except for changes permitted hereunder.

                (b) Sunrise shall have delivered to SHP on the Closing Date a certificate that the conditions specified in Sections 7.1(a) and 7.2 are satisfied as of the Closing Date.

        7.2 Performance of Agreement. Sunrise shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to or upon the Closing Date.

        7.3     Title Insurance and Survey.

                (a) Within five (5) days after the execution of this Agreement, SHP, at its expense, shall order commitments for owner's policies of title insurance (the "Title Commitments") issued by either Chicago Title Insurance Company, Washington, D.C. National Business Unit, or First American Title Insurance Company - Washington, D.C. National Business Office ("Title Insurer") covering each parcel of Real Property, in which the Title Insurer shall agree to insure, in such amount as SHP deems adequate, merchantable title to the Real Property in the name of SHP or its wholly-owned subsidiaries, as the case may be, free from the Schedule B standard printed exceptions and all other exceptions except Permitted Exceptions (as defined below) with such endorsements as SHP shall reasonably require and with insurance coverage over any "gap" period. Such Title Commitments shall have attached thereto complete, legible copies of all instruments noted as exceptions therein. The Title Commitments shall be updated not more than two (2) business days prior to the Closing to reflect the state of the title. SHP shall pay any and all costs and expenses related to the title insurance, including all search fees, closing fees and the premium for the policy issued pursuant to the Title Commitments.

                (b) If (1) the Title Commitments reflect any exceptions to title other than Permitted Liens which are not acceptable to SHP in SHP's sole discretion, or (2) the Survey delivered to SHP pursuant to Section 7.3(d) below discloses any state of fact not acceptable to SHP in SHP's sole discretion, or
(3) at any time prior to the Closing, title to the Real Property is encumbered by any exception to title other than Permitted Liens which was not on the initial Title Commitments and is not acceptable to SHP in SHP's sole discretion (any such exception or unacceptable state of fact being referred to herein as a "Title Defect"), then SHP shall, on or before the later of the end of the Due Diligence Period or ten (10) days following receipt of the Title Commitments or discovery of the Title Defect, as the case may be, give SALII written notice of such Title Defect (the "Title Notice"). Such Title Notice shall include a copy of the relevant Title Commitment and copies of the exceptions. Any exception to title to the Real Property that is (i) disclosed in the Title Commitment, or
(ii) identified on a Survey, which, in either case, is not identified as a Title Defect in the Title Notice, shall be deemed to be a "Permitted Exception" for purposes of this Agreement. SALII shall have the right, but not the obligation, within ten (10) days after receipt of any such Title Notice, to notify SHP that Sunrise will take the action necessary to remove such Title Defect. If SALII elects to so notify SHP, then, on or before the Closing, SALII shall provide SHP with reasonable evidence of such removal or provide title insurance over such Title Defect in form satisfactory to SHP. Notwithstanding anything contained herein to the contrary, Sunrise shall be obligated (or shall cause its Affiliates) to expend whatever sums are reasonably required to cure the following Title Defects prior to, or at, the Closing:

                        (i) All mortgages, security deeds, other security instruments or other monetary liens encumbering the Real Property, other than the Freddie Mac Loans;

                        (ii) All past due ad valorem taxes and assessments of any kind, whether or not of record, which constitute, or may constitute, a lien against the Real Property; and

                        (iii) Judgments against the Sunrise or its Affiliates (which do not result from acts or omissions on the part of SHP) which have attached to and become a lien against the Real Property.

                (c)     In the event SALII does not notify SHP, within such ten
(10) day period, that Sunrise will cure any Title Defect, SHP shall have the option to (i) waive any Title Defect and proceed to Closing or (ii) terminate this Agreement. If SALII notifies SHP that Sunrise will cure any Title Defect but fails to do so, or if Sunrise is obligated to cure a Title Defect pursuant to subparagraph (b) above and fails to do so, SHP shall have the right, in addition to the rights described in the preceding sentence, to: (x) pay a sum (up to a maximum of $10,000 per Facility) necessary to cure the Title Defect and deduct such amount from the Contributions, or (y) pursue any and all remedies provided in Section 11.2 of this Agreement as a result of Sunrise's default. Such maximum sum shall not apply in the case of liens of a liquidated amount which are not being disputed by Sunrise.

                (d) Within five (5) days after the execution of this Agreement, SHP, at SHP's expense, may order boundary surveys for each parcel of the Real Property (the "Survey" or

"Surveys") prepared by a registered land surveyor or surveyors satisfactory to SHP. The Surveys, if they are ordered, shall (1) be completed in accordance with SHP's reasonable survey requirements, and shall be certified to Sunrise, SHP, and the Title Insurer by such surveyor; (2) have one perimeter description for the Real Property on which each of the Facilities are located; (3) show all easements, rights-of-way, setback lines, encroachments and other matters affecting the use or development of the Real Property; and (4) disclose on the face thereof the gross and net acreage of each parcel of Real Property. Upon receipt of the Survey by SHP, SHP shall promptly furnish a copy of same to SALII. SHP, at its option, may choose not to order the Surveys and instead rely on the Freddie Mac Surveys and the warranty of Sunrise in Article IV above that, to its knowledge, no new survey matters have arisen with regard to the Facilities.

                (e) Any failure by SHP to perform under this Section 7.3 shall not relieve SHP of its obligation to proceed to Closing under this Agreement.

                (f) At Closing, the Title Insurer shall be prepared to issue Title Insurance Policies in accordance with the Title Commitments, with all endorsements included and with coverage over any "gap" period.

        7.4 Other Inspections. During the Due Diligence Period, at reasonable times and upon reasonable notice, SHP or SHP's agent(s), consultants or other retained professionals shall have the right, at SHP's expense, to perform or complete such inspections and assessments of the Real Property and Improvements as SHP deems necessary or desirable, including, without limitation, environmental and structural aspects, and assessments of the compliance of the Facilities with all applicable laws and regulations. SHP shall cause its inspectors and/or consultants to deliver to SALII a copy of each such inspection report at the time such report(s) are delivered to SHP. A failure by SHP to perform any inspections or assessments shall not relieve SHP of its obligation to proceed to Closing under this Agreement.

        7.5 Delivery of Closing Documents. Sunrise shall have delivered or caused to be delivered to SHP on the Closing Date each of the documents required to be delivered pursuant to Section 9.2.

        7.6     Licenses.

                (a) For those facilities in Pennsylvania, the Facility Owners shall, if any license change is required in connection with the transactions contemplated by this Agreement, (i) have timely filed an application with the Pennsylvania Department of Public Welfare and (ii) shall have received a comfort letter from Sunrise's Pennsylvania regulatory counsel regarding the issuance of the Pennsylvania licenses substantially in the form provided to SHP at least five (5) business days prior to the expiration of the Due Diligence Period or, if a license is not so required, the Facility Owners shall have obtained evidence or confirmation reasonably satisfactory to SHP that no new License is needed (in the form of a comfort letter or other letter from the applicable regulators) in connection with the Transactions contemplated by this Agreement.

                (b) For those facilities located in New Jersey, the Facility Owners shall, if any license change is required in connection with the transactions contemplated by this Agreement, have timely submitted its Introductory Letter to the New Jersey Department of Health and the Department of Health shall have responded with its usual form of written notification approving the potential transfer. Such form shall be provided to SHP at least five (5) business days prior to the expiration of the Due Diligence Period or, if a license change is not so required, the Facility Owners shall have obtained evidence or confirmation reasonably satisfactory to SHP that no new License is needed (in the form of a comfort letter or other letter from the applicable regulators) in connection with the Transactions contemplated by this Agreement.

                (c) For the Springfield Facility, to the extent Sunrise and SHP mutually agree that Virginia law allows the license to be issued in the name of the Facility Owner, Sunrise shall use diligent efforts to have the license reissued in the name of Sunrise Springfield, including timely filing an appropriate application with the Virginia Department of Health. In the event Sunrise and SHP fail to so mutually agree, after reasonable review of applicable law and good faith discussions with applicable regulatory authorities, Manager shall remain the licensed operator. In the event the Virginia Department of Health declines to issue a comfort letter reasonably acceptable to SHP, the parties agree to proceed based on oral assurances or instructions received from the Virginia Department of Health or upon a comfort letter from Sunrise's Virginia regulatory counsel. The form of comfort letter from the state and/or regulatory counsel shall be provided to SHP at least five (5) business days prior to the expiration of the Due Diligence Period.

        7.7 Management Agreements. Manager shall have entered into Management Agreements with each Facility Owner for the operation of the Facilities, which Management Agreements shall be in substantially the form agreed upon, in writing, by SALII and SHP prior to the end of the Due Diligence Period.

        7.8 Amended and Restated LLC Operating Agreements. SHP and SALII (or their respective Affiliates) shall have entered into the Limited Liability Company Agreements to govern the operations of each Facility Owner, the form of which shall be agreed upon, in writing, by SALII and SHP prior to the end of the Due Diligence Period.

        7.9     INTENTIONALLY DELETED.

        7.10 Freddie Mac Approval. Freddie Mac shall have given its consent to the transactions contemplated by this Agreement with a fee not exceeding one and one-half percent (1 1/2 %) of the outstanding principal balance of the Freddie Mac Loans. Sunrise shall have provided a certificate to SHP certifying that the Freddie Mac Loans are in full force and effect, and there exists no Event of Default thereunder, and no event or circumstance which, with the passing of time or giving of notice, would constitute an Event of Default thereunder. Sunrise shall with SHP's full cooperation negotiate the consent from Freddie Mac diligently and in good faith and both parties to the transactions contemplated hereby shall reasonably consider any commercially reasonable modifications to this Agreement that Freddie Mac may require in connection with the approval by

Freddie Mac of the transactions contemplated hereby. In the event that despite such diligent, good faith efforts by SALII, Sunrise and SHP, Freddie Mac does not ultimately consent to the Contributions and acquisition of the Interests by SHP, then Sunrise shall reimburse SHP for up to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) of those actual, third-party costs incurred by SHP during the Due Diligence Period (including legal fees and expenses) in connection with SHP's due diligence investigations conducted to determine whether to consummate the transactions contemplated by this Agreement, but such reimbursement shall only be made for those costs incurred after the execution of this Agreement by both parties. SHP shall provide SALII with evidence reasonably acceptable to SALII that SHP has incurred such due diligence costs.

        7.11 Investment Committee Approval. SHP shall have obtained the approval of the Investment Committee of Prudential Real Estate Investors for SHP to enter into this Agreement and to consummate the transaction contemplated by this Agreement. SHP will notify SALII promptly following the meeting of the Investment Committee whether or not the necessary approval has been obtained. SHP shall obtain the approval of the Investment Committee on or before the expiration of the Due Diligence Period, or Sunrise's obligations under this Agreement shall lapse and be of no further force and effect.

        7.12 ERISA. SHP shall be satisfied that its ownership interest in the Facility Owners shall not cause a violation of ERISA requirements. Sunrise will cooperate with SHP to execute certifications or add other provisions to the documents necessary for SHP to determine that not ERISA violations will exist.

                                  ARTICLE VIII
           CONDITIONS PRECEDENT TO THE OBLIGATION OF SUNRISE TO CLOSE

        The obligations of Sunrise to close the transactions contemplated in this Agreement pursuant to the terms of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by SALII in writing:

        8.1     Accuracy of Representations and Warranties.

                (a) The representations and warranties of SHP contained in this Agreement shall be true and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time, except for changes that are not materially adverse to SALII or its Affiliates.

                (b) SHP shall have delivered to SALII on the Closing Date a certificate that the conditions specified in Sections 8.1(a) and 8.2 are satisfied as of the Closing Date.

        8.2 Performance of Agreements. SHP shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

        8.3     Licenses.

                (a) For those facilities in Pennsylvania, the Facility Owners shall, if any license change is required in connection with the transactions contemplated by this Agreement, (i) have timely filed an application with the Pennsylvania Department of Public Welfare and (ii) shall have received a comfort letter from Sunrise's Pennsylvania regulatory counsel regarding the issuance of the Pennsylvania licenses substantially in the form provided to SHP at least five (5) business days prior to the expiration of the Due Diligence Period or, if a license change is not so required, the Facility Owners shall have obtained evidence or confirmation reasonably satisfactory to SHP that no new License is needed (in the form of a comfort letter or other letter from the applicable regulators) in connection with the Transactions contemplated by this Agreement.

                (b) For those facilities located in New Jersey, the Facility Owners shall, if any license change is required in connection with the transactions contemplated by this Agreement, have timely submitted its Introductory Letter to the New Jersey Department of Health and the Department of Health shall have responded with its usual form of written notification approving the potential transfer. Such form shall be provided to SHP at least five (5) business days prior to the expiration of the Due Diligence Period or, if a license change is not so required, the Facility Owners shall have obtained evidence or confirmation reasonably satisfactory to SHP that no new License is needed (in the form of a comfort letter or other letter from the applicable regulators) in connection with the Transactions contemplated by this Agreement.

                (c) For the Springfield Facility, to the extent Sunrise and SHP mutually agree that Virginia law allows the license to be issued in the name of the Facility Owner, Sunrise shall use diligent efforts to have the license reissued in the name of Sunrise Springfield, including timely filing an appropriate application with the Virginia Department of Health. In the event Sunrise and SHP fail to so mutually agree, after reasonable review of applicable law and good faith discussions with applicable regulatory authorities, Manager shall remain the licensed operator. In the event the Virginia Department of Health declines to issue a comfort letter reasonably acceptable to SHP, the parties agree to proceed based on oral assurances or instructions received from the Virginia Department of Health or upon a comfort letter from Sunrise's Virginia regulatory counsel. The form of comfort letter from the state and/or regulatory counsel shall be provided to SHP at least five (5) business days prior to the expiration of the Due Diligence Period.

        8.4 Amended and Restated LLC Operating Agreement. SHP and SALII (or their respective Affiliates) shall have entered into the Limited Liability Company Agreements to govern the operations of the Facility Owners, the forms of which shall be agreed upon, in writing, by SALII and SHP prior to the end of the Due Diligence Period.

        8.5     INTENTIONALLY DELETED.

        8.6 Delivery of Closing Documents. SHP shall have delivered or caused to be delivered to SALII on the Closing Date each of the Documents required to be delivered pursuant to Section 9.3.

        8.7 Freddie Mac Approval. Freddie Mac shall have given its consent to the transactions contemplated by this Agreement, with an assumption fee not exceeding one and one-half percent (1 1/2%) of the outstanding principal balance of the Freddie Mac Loans.

                                   ARTICLE IX

                                     CLOSING

        9.1 Time and Place. Closing of the Contributions and SHP's acquisition of the Interests pursuant to this Agreement (the "Closing") shall take place through escrow at the offices of the Title Insurer at 10:00 a.m. on January 15, 2001, or at such later date as may be mutually agreed upon by the parties (the "Closing Date"). Time is of the essence of the terms of this Section.

        9.2 Documents to be Delivered to SHP by Sunrise. At the Closing, Sunrise shall deliver or cause to be delivered to SHP the following, in each case in form and substance reasonably satisfactory to SHP:

                (a) Governmental certificates, dated as of a date as near as practicable to the Closing Date, showing that (i) each entity defined herein as "Sunrise," is in good standing in the state of organization of such entity, and
(ii) each Facility Owner is in good standing in the state of its organization and qualified to do business in the state in where the Facility it owns is located.

                (b) A certificate of the Secretary or Assistant Secretary of Sunrise attesting as to the incumbency of each officer of Sunrise who executes this Agreement and any of the other Documents, certifying that resolutions and consents necessary for Sunrise to act in accordance with the terms of this Agreement have been adopted or obtained (with copies thereof attached) and to similar customary matters.

                (c) A Limited Liability Company Agreement for each Facility Owner, wherein SALII acknowledges and consents to the dilution of its 100% ownership to 25% ownership.

                (d) An agreement of assignment and conveyance, in form satisfactory to SHP, transferring the Interests to SHP.

                (e)     The certificate described in Section 7.1(b).

                (e) A true, correct and complete Rent Roll certified by an officer of SALII, for each Facility listing each resident as of the Closing Date, the unit, bed or room number of such resident, and the amount of the monthly fees to be paid by such resident (including room, meal and other applicable monthly fees), the amount of security deposit, if any, date of Resident Agreement and the expiration date of such Resident Agreement, in the form of Exhibit U.

                (f) A letter agreement from Sunrise and Manager in favor of SHP confirming their obligations under Section 6.12 above.

                (g) An indemnity agreement from Sunrise (unlimited in amount and duration), in form satisfactory to SHP, indemnifying SHP, the Facility Owners, and SHP's Affiliates from any and all claims, liabilities, obligations, damages or expenses that may have existed or which arise out of events that occurred prior to Closing with respect to the Facility Owners, except for liabilities accruing under the Owner Obligations on or after the Proration Date.

                (h) Letters from Health Departments and/or local counsel for each of the Facilities addressing such matters regarding the Licenses as may be reasonably requested by SHP and as required by Section 7.6 hereof.

                (i) Such additional information and materials as SHP shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to SHP's obligation to close hereunder have been obtained, title affidavits, such affidavits and indemnities as the Title Insurer may require to issue the Title Insurance policies, the gap coverage and all endorsements including, without limitation, non-imputation endorsements and "fairways endorsements," and any other documents expressly required by this Agreement to be delivered by Sunrise at Closing, or as may be required by the Title Insurer.

        9.3 Deliveries to SALII by SHP. At the Closing, SHP shall deliver or cause to be delivered to SALII or other appropriate party the following, in each case in form and substance reasonably satisfactory to SALII or such other party:

                (a) The Contributions in accordance with Section 2.4, and the adjustments under Section 2.6.

                (b)     The certificate described in Section 8.1(b).

                (c)     A Limited Liability Company Agreement for each Facility
Owner.

                (d) Governmental Certificates dated as of a date as near as practicable to the Closing Date showing that SHP is duly organized and in good standing in the State of Delaware.

                (e) A certificate of the Secretary or Assistant Secretary of SHP attesting as to the incumbency of each Officer of SHP who executes this Agreement and any of the other Documents and to similar customary matters.

                (f) All documents required in order to evidence the consent of Freddie Mac to the acquisition by SHP of the Interests.

                (g) Such additional information and materials as SALII shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder.

        9.4 Closing Costs. SHP and Sunrise shall each pay their respective attorneys' fees and expenses. All costs of the Title Insurer to insure title, and the cost of owner's title insurance policies, and all county or state transfer or recording taxes, if any, and all costs associated with the consent of Freddie Mac will be paid fifty percent (50%) by SHP (or its Affiliates) and fifty percent (50%) by Sunrise (or its Affiliates). All items described in
Section 2.6 above shall be prorated between the parties as of the Closing Date.

                                    ARTICLE X
                                 INDEMNIFICATION

        10.1 Survival. All representations, warranties, covenants and agreements in this Agreement or any other Document shall survive the Closing for a period of one (1) year. The rights to indemnification set forth in this
Article X shall be exclusive of all other rights to monetary damages that any party (or the party's successors or assigns) would otherwise have by statute or common law in connection with the transactions contemplated by this Agreement or any other Document. Notwithstanding anything to the contrary herein, if (a) SHP is notified of the untruth of any representation or warranty made by Sunrise hereunder by (i) written notice from SALII (which notice shall refer to the representation or warranty which is untrue) or (ii) the professional written reports and studies prepared by SHP as part of SHP's due diligence, and (b) SHP nevertheless elects to close under this Agreement, then SHP shall be deemed to have waived the breach in question and shall not assert any post-closing claim against Sunrise with respect to that breach. However, if Sunrise first notifies SHP of any such untruth after the end of the Due Diligence Period, such notification shall be deemed a material default by Sunrise and, if SHP elects to terminate this Agreement, SHP shall be entitled to liquidated damages, as provided in Section 11.2(a)(i) below.

        10.2 Indemnification by SALII and SALI. SALII and SALI shall indemnify, defend, and hold harmless SHP, each Facility Owner, and their respective officers, directors, employees, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to, any Loss relating to, arising out of or resulting from any of the following:

                (a) Any breach by Sunrise of any of its representations, warranties, covenants or agreements in this Agreement or any other Document; or

                (b) Any obligation, indebtedness or liability of Sunrise other than (i) the Owner Obligations and (ii) obligations, indebtedness or liabilities to the extent an adjustment is made to the Purchase Price pursuant to Section 2.6. Subject to the foregoing clauses (i) and (ii), the obligations, indebtedness and liabilities of Sunrise hereunder shall include, but not be limited to, (a) claims by state or federal governmental agencies for repayment of claims for reimbursement of costs, regardless of whether disclosed to SHP and regardless whether constituting a breach by Sunrise of any representation, warranty, covenant or agreement hereunder or under any other Document, and (b) all claims and causes of action held by Sunrise against third parties, or held by any third party against Sunrise, which claims or causes of action accrued prior to the Closing Date, regardless of whether constituting a breach by Sunrise of any representation, warranty, covenant, or agreement hereunder; or

                (c) Noncompliance by Sunrise with the provisions of the Bulk Sales Act, if such act applies, in connection with the transactions contemplated by this Agreement.

        10.3 Indemnification by SHP. SHP shall indemnify and hold harmless Sunrise and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to any Loss relating to, arising out of or resulting from:

                (a) Any breach by SHP of any of its representations, warranties, covenants or agreements in this Agreement or any other Document; or

                (b)     All Owner Obligations; or

                (c) The Facility Owners' operation of the Facilities on or after the Closing Date.

        10.4 Administration of Indemnification. For purposes of administering the indemnification provisions set forth in Sections 10.2 and 10.3, the following procedure shall apply:

                (a) Whenever a claim shall arise for indemnification under this Article, the party entitled to indemnification (the "Indemnified Party") shall reasonably promptly give written notice to the party from whom indemnification is sought (the "Indemnifying Party") setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder.

                (b) In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the Indemnifying Party shall be entitled, at its sole expense, either (i) to participate in defending against such claim or (ii) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party provided that (A) the Indemnifying Party agrees in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of such claim or proceeding and (B) no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party which shall not be unreasonably withheld. If, however, (i) the claim, action, suit or proceeding would, if successful, result in the imposition of damages for which the Indemnifying Party would not be solely responsible, or (ii) representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel who shall cooperate with one another in defending against such claim. In the case of Clause (i) of the preceding sentence, the Indemnifying Party shall be obligated to bear only that portion of the expense of the Indemnified Party's counsel that is in proportion to the damages indemnifiable by the Indemnifying Party compared to the total amount of the third-party claim against the Indemnified Party.

                (c) If the Indemnifying Party does not choose to defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnified Party shall be entitled to periodic reimbursement of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this Article.

                (d) Failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim (if given prior to expiration of any applicable Survival Period) shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure or delay.

                (e)     The provisions of Sections 10.2, 10.3, and this Section
10.4 shall survive the Closing hereunder indefinitely.

                                   ARTICLE XI
                             DEFAULT AND TERMINATION

        11.1    Right of Termination. This Agreement may be terminated prior to
Closing:

                (a) By SHP during the Due Diligence Period for any reason or no reason, for failure of any of the conditions set forth in Article VII to occur, or as otherwise permitted by this Agreement; or

                (b)     By written agreement of SALII and SHP.

        11.2    Remedies upon Default.

                (a) If Sunrise defaults on any of its material obligations hereunder, and such default continues for ten (10) business days after written notice thereof specifying such default, SHP may, as its sole remedy hereunder, by serving notice in writing to SALII in the manner provided in this Agreement, either:

                (i) Terminate this Agreement and declare it null and void, in which event Sunrise shall pay to SHP the sum of Two Million Dollars ($2,000,000) as agreed and liquidated damages, and as the sole legal or equitable remedy for Sunrise's default, Sunrise and SHP hereby acknowledging and agreeing that the damages which SHP would suffer as a result of such default and termination would be difficult, if not impossible, to determine and that the liquidated damages provided for herein are a fair and reasonable estimation of such damages; or

                (ii) Waive any such conditions, title objections or defaults and consummate the transaction contemplated by this Agreement in the same manner as if there had been no title objections, conditions or defaults without any reduction in the Purchase Price and without any further claim against Sunrise therefor.

                (b) If SHP materially defaults on any of its obligations hereunder, including, without limitation, the obligation to make the Contributions on or before the Closing Date, time being of the essence, then Sunrise may as its sole remedy hereunder, by serving notice in writing to SHP and Escrow Agent in the manner provided in this Agreement, recover liquidated damages from SHP in the amount of Two Million Dollars ($2,000,000), SHP and Sunrise hereby acknowledging and agreeing that the damages which Sunrise would suffer as a result of such default and termination would be difficult, if not impossible, to determine and that the liquidated damages provided for herein are a fair and reasonable estimation of such damages.

        11.3 No Specific Performance. SHP specifically agrees that SHP shall not be entitled, in the event of a breach by Sunrise, to enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Sunrise to fulfill its obligations under this Agreement. SHP hereby knowingly and intentionally waives any such right of specific performance or injunctive relief in favor of SHP's right to recover liquidated damages as set forth in
Section 11.2(a) above for Sunrise's breach.

        11.4 Obligations Upon Termination. Upon termination of this Agreement, each party shall thereafter remain liable for breach of this Agreement prior to such termination. If this Agreement is terminated without any breach by either party hereto, each of the parties shall be liable and responsible for any costs incurred by such party in connection with the transactions contemplated by this Agreement.

        11.5 Termination Notice. Each notice given by a party to terminate this Agreement shall specify the Subsection of Article 11 pursuant to which such notice is given. If at the time a party gives a termination notice, such party is entitled to give such notice pursuant to more than one Section of Article 11, the Subsection pursuant to which such notice is given and termination is effected shall be deemed to be the section specified in such notice provided that the party giving such notice is at such time entitled to terminate this Agreement pursuant to the specified section.

        11.6 Survival. Notwithstanding anything to the contrary contained herein upon the expiration or any termination of this Agreement the rights and obligations of the parties under Section 6.6 and Section 6.7 shall survive such termination or expiration for a period of one (1) year.

                                   ARTICLE XII
                              TRANSITIONAL MATTERS

        12.1 Prior to Closing. Upon a written request from SHP or Manager, the parties shall conduct meetings with residents, families of residents and employees of Manager for the purpose of explaining as the parties hereto deem reasonably necessary any changes in ownership and operation of the Facilities arising out of the transactions contemplated hereby.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

        13.2 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, addressed as follows:

                (a)     If to SHP, to:

                            Senior Housing Partners I, L.P.
                            c/o John W. Dark, Principal
                            Two Ravinia Drive, Suite 1400
                            Atlanta, Georgia 30346

                        with copies to:

                            Senior Housing Partners I, L.P.
                            c/o The Prudential Insurance Company of America
                            8 Campus Drive, 4th Floor
                            Parsippany, New Jersey 07054
                            Attention: John N. Hayden, Assistant General Counsel

                        and:

                            Mark C. Rusche, Esq.
                            Alston & Bird, LLP
                            1201 West Peachtree Street
                            Atlanta, Georgia 30309-3424

                (b)     If to Sunrise, to:

                            Sunrise Assisted Living, Inc.
                            7902 Westpark Drive
                            McLean, Virginia  22102
                            Attention:  Daniel B. Gorham,
                              Executive Vice President-Finance

                         with copies to:

                            Sunrise Assisted Living, Inc.
                            7902 Westpark Drive
                            McLean, Virginia  22102
                            Attention:  Susan L. Timoner, Esq.

                         and to:

                            Wayne G. Tatusko, Esq.
                            Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                            7929 Westpark Drive, Suite 400
                            McLean, Virginia 22102

                  (c)    if to Escrow Agent, to:

                            First American Title Insurance Company
                            1025 Connecticut Avenue, N.W., Suite 709
                            Washington, DC 20036
                            Attention: Mr. Craig A. Johnson

or such other address as a party may from time to time notify the other party in writing (as provided above). Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if delivered by courier, on the date received.

        13.4 Entire Agreement. This Agreement, Exhibits and the other Documents constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

        13.5 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or permitted assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        13.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party, provided that SHP may assign all of its rights under this Agreement to an Affiliate, provided that (i) the representations and warranties of SHP hereunder shall be true and correct in all material respects as applied to the assignee, (ii) both SHP and the assignee shall execute and deliver to SALII a written instrument in form and substance satisfactory to SALII within their reasonable judgment in which both SHP and the assignee agree to be jointly and severally liable for performance of all of SHP's obligations under this Agreement, and (iii) SHP and the assignee shall deliver such other documents and instruments as reasonably requested by SALII, including appropriate certified resolutions of the boards of directors of SHP and the assignee.

        13.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its principles of conflicts of laws, provided, however, that, in the event Sunrise or SHP breach this agreement and such breach relates to a particular Facility, neither Sunrise nor SHP shall be precluded from exercising any rights or remedies which it may have under the laws of the jurisdiction in which such Facility is located.

        13.8 Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

        13.9 Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

        13.10 Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        13.11 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

        13.12 References. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

        13.13 Exhibits. Unless otherwise specified herein, each Exhibit referred to in this Agreement is attached hereto, and each such Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

        13.14 Attorneys' Fees. In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the "prevailing party" in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys' fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to court. For purposes of this Agreement, "prevailing party" shall mean, in the case of a person asserting a claim, such person is successful in obtaining substantially all of the relief sought, and in the case of a person defending against or responding to a claim, such person is successful in denying substantially all of the relief sought.

        13.15 Section 1031 Exchange. The parties agree and understand that, if requested by either party, the other party shall cooperate in permitting the requesting party to accomplish an exchange under Section 1031 of the Code; provided, however, that such exchange shall not modify any terms of this Agreement, shall not delay the Closing, shall not relieve Sunrise of any liability for Sunrise's obligations hereunder, shall not cause SHP to incur any liability or additional expense therefor or be required to take title to any other property, and shall not cause SHP (except for customary consent to assignment of this Agreement to an exchange intermediary) to incur obligations to any third parties.

        13.16 Closing Affidavits. Sunrise shall execute, and shall cause its Affiliates to execute, at Closing, such affidavits and/or certifications as may be necessary to consummate the transactions contemplated hereby, including without limitation, non-imputation affidavits and affidavits necessary for a "fairways endorsement" to be issued.

        13.17. Joint and Several. Each of the parties defined as "Sunrise" shall be jointly and severally liable with the other such parties for performing all obligations of Sunrise under this Agreement.

        13.18   Casualty and Condemnation.

                (a) The risk of any loss or damage to the Facilities by fire or other casualty before the Closing shall continue to be borne by Sunrise. Sunrise shall promptly give SHP written notice of any fire or other casualty (in any event within five (5) days of the occurrence of same, which notice shall include a description thereof in reasonable detail and an estimate of the cost of time to repair. In the event that any Facility shall suffer any fire or other casualty or any injury and SHP does not elect to cancel this Agreement as hereinafter provided, Sunrise shall repair the damage at its sole cost and expense before the Closing Date (and SHP may elect to postpone the Closing Date until the repairs are completed) or, at the option of SHP, make an appropriate reduction in the Contributions herein set forth based on a reasonable approximation of the cost of such repair as agreed by the parties plus any deductibles. In the event of any material damage or destruction of any of the Facilities, SHP, at any time thereafter, by written notice to Sunrise, shall have the option to cancel this Agreement. For the purposes hereof, "material" damage or destruction shall include any damage or destruction which would require more than $250,000 per Facility to repair (including in said amount the amount of any revenues lost as a result of said fire or other casualty). If SHP so elects to cancel this Agreement, this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except as may be otherwise set forth herein with regard to surviving provisions.

                (b) The risk of any loss or damage to the Facilities by condemnation before the Closing Date shall continue to be borne by Sunrise. In the event any condemnation proceeding is commenced or threatened, Sunrise shall promptly give SHP written notice thereof (in any event within five (5) days after the occurrence of same), together with such reasonable details with respect thereto as to which Sunrise may have knowledge. As soon thereafter as the portion or portions of the Facility to be taken are reasonably determinable, Sunrise shall give SHP written notice thereof ("Sunrise's Notice") together with Sunrise's estimate of the value of the portion or portions of the Facility to be so taken. In the event of any taking of any portion of any Facility or any means of access thereto, SHP, by written notice to Sunrise at any time thereafter, shall have the option to cancel this Agreement, in which event this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except as may be otherwise set forth herein with regard to surviving provisions. If SHP shall not so elect to cancel this Agreement, then SHP's acquisition of the Interests and Contributions to the Facility Owners shall be consummated as herein provided (without abatement) and Sunrise shall pay over to SHP at the Closing all amounts theretofore received by Sunrise in connection with such condemnation or insurance received therefor and shall assign to SHP all rights to any future condemnation awards/proceeds due with respect thereto. SHP shall be entitled to participate in any such condemnation proceeding and Sunrise shall cooperate with SHP in such respect.

                (c)     The parties' obligations, if any, under this Section
13.17 shall survive the Closing.


                        [SIGNATURES FOLLOW ON NEXT PAGE]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

                            SUNRISE:

                            SUNRISE ASSISTED LIVING, INC., a Delaware corporation

                            By:   /s/Thomas B. Newell
                                  --------------------------
                            Name:  Thomas B. Newell
                                  --------------------------
                            Title:  President
                                   -------------------------


                            SUNRISE ASSISTED LIVING INVESTMENTS,
                            INC., a Virginia Corporation

                            By:   /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:  Vice President
                                  --------------------------

                            SUNRISE ABINGTON ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                   Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------


                            SUNRISE WAYNE ASSISTED LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:   /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------

                            SUNRISE SPRINGFIELD ASSISTED LIVING, L.L.C., a Virginia limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------


                            SUNRISE GRANITE RUN ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------


                            SUNRISE HAVERFORD ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------


                            SUNRISE MORRIS PLAINS ASSISTED LIVING, L.L.C., a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------

                            SUNRISE OLD TAPPAN ASSISTED LIVING, L.L.C., a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  --------------------------
                            Name: Daniel B. Gorham
                                  --------------------------
                            Title:   Vice President
                                  --------------------------


                            SHP:

                            SENIOR HOUSING PARTNERS I, L.P., a Delaware limited partnership

                            By: Senior Housing Partners I, L.L.C., a Delaware
                                limited liability company, its general partner

                                By: The ******** Insurance Company of
                                America, a New Jersey corporation, Managing
                                Member

                                By:   /s/ John B. Dark
                                      --------------------------
                                Name:  John B. Dark
                                      --------------------------
                                Title:  Vice President
                                      --------------------------

                                  EXHIBIT LIST

        Exhibit A - Legal Description - Abington Facility
        Exhibit B - Legal Description - Wayne Facility
        Exhibit C - Legal Description - Westfield Facility
        Exhibit D - Legal Description - Springfield Facility
        Exhibit E - Legal Description - Granite Run Facility
        Exhibit F - Legal Description - Haverford Facility
        Exhibit G - Legal Description - Morris Plains Facility
        Exhibit H - Legal Description - Old Tappan Facility
        Exhibit I - List of Tangible Personal Property
        Exhibit J - [Omitted]
        Exhibit K - List of Licenses
        Exhibit L - Post-Closing Contributions Adjustment Threshold Schedule Exhibit M - Schedule of Pending Litigation
        Exhibit N - Forms of Resident Agreement
        Exhibit O - Schedule of Facility Agreements
        Exhibit P - List of Bank Accounts
        Exhibit Q - List of Affordable Housing Units
        Exhibit R - Confidentiality Agreement
        Exhibit S - [Omitted]
        Exhibit T - [Omitted]
        Exhibit U - Rent Rolls
        Exhibit V - [Omitted]
        Exhibit W - Receivables

                   FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this "First Amendment") is dated as of the 8th day of December, 2000, by and among (i) Sunrise Abington Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Abington"),
(ii) Sunrise Wayne Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Wayne"), (iii) Sunrise Springfield Assisted Living, L.L.C., a Virginia limited liability company ("Sunrise Springfield"), (iv) Sunrise Granite Run Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Granite Run"), (v) Sunrise Haverford Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Haverford"), (vi) Sunrise Morris Plains Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Morris Plains"), (vii) Sunrise Westfield Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Westfield"), (viii) Sunrise Old Tappan Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Old Tappan"),
(ix) Sunrise Assisted Living Investments, Inc., a Virginia corporation ("SALII"), (x) Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") (Sunrise Abington, Sunrise Springfield, Sunrise Granite Run, Sunrise Haverford, Sunrise Morris Plains, Sunrise Old Tappan, Sunrise Wayne, Sunrise Westfield, SALI and SALII are hereinafter individually and collectively referred to as "Sunrise") and (xi) Senior Housing Partners I, L.P., a Delaware limited partnership (hereinafter referred to as "SHP").

                              W I T N E S S E T H:

        WHEREAS, Sunrise and SHP have entered into that certain Contribution Agreement dated as of October 11, 2000 (the "Contribution Agreement"); all capitalized terms not otherwise defined herein shall have the meanings set forth therein;

        WHEREAS, SHP and Sunrise desire to amend the Contribution Agreement in certain respects.

        NOW, THEREFORE, for and in consideration of the sum of One hundred and No/100 Dollars ($100.00), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SHP and Sunrise, intending to be legally bound, agree as follows:

1.      The definition of "Due Diligence Period" defined in Section 1.1 as:

              "The period ending sixty (60) calendar days after execution of this Agreement, during which SHP may investigate the financial, legal, operational, environmental and all other aspects of the Facilities as SHP may desire in order to determine whether to consummate the transactions contemplated by this Agreement or terminate this Agreement in accordance with Section 3.2,"

is hereby deleted for all purposes under the Contribution Agreement and the following is inserted in lieu thereof for all purposes under the Contribution
Agreement:

              "The period ending at 5:00 pm Eastern Time, December 19, 2000, during which SHP may investigate the financial, legal, operational, environmental and all other aspects of the Facilities as SHP may desire in order to determine whether to consummate the transactions contemplated by this Agreement or terminate this Agreement in accordance with Section 3.2"

2. Inadvertently, Sunrise Westfield failed to execute the Contribution Agreement. As stated in the Contribution Agreement, Sunrise Westfield is the owner of the Westfield Facility and did intend and does presently intend to be legally bound by the provisions of the Contribution Agreement, as amended hereby. By executing below, Sunrise Westfield hereby ratifies, publishes, agrees to and consents to each and every representation, warranty, covenant, term and condition of the Contribution Agreement, as amended hereby, with Sunrise Westfield being bound by such representations, warranties, covenants, terms and conditions as if Sunrise Westfield had executed the Contribution Agreement as of October 11, 2000. Sunrise Westfield, and the other parties comprising "Sunrise", hereby waive the right to claim Sunrise Westfield's failure to sign the Contribution Agreement as a defense to the enforcement of the Contribution Agreement against Sunrise Westfield or against any other party comprising "Sunrise."

3. Except as specifically set forth herein, all other terms and conditions of the Contribution Agreement shall remain unmodified and in full force and effect, the same being ratified and confirmed hereby.

4. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this First Amendment by signing any such counterpart. A photocopy or other facsimile of this First Amendment and all signatures hereon, shall be deemed to be originals for all purposes.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date and year first above written.

                              SUNRISE:

                              SUNRISE ASSISTED LIVING, INC., a Delaware corporation

                              By:   /s/Thomas B. Newell
                                    ----------------------------------
                              Name:  Thomas B. Newel
                                    ----------------------------------
                              Title:    President
                                    ----------------------------------


                              SUNRISE ASSISTED LIVING INVESTMENTS,
                              INC., a Virginia Corporation

                              By:    /s/ Daniel B. Gorham
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:  Vice President
                                    ----------------------------------


                              SUNRISE ABINGTON ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                              By:    /s/ Daniel B. Gorham
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------


                              SUNRISE WAYNE ASSISTED LIVING, L.L.C.,
                              a New Jersey limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                              By:    /s/ Daniel B. Gorham
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------

                              SUNRISE SPRINGFIELD ASSISTED LIVING, L.L.C., a Virginia limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                              By:    /s/ Daniel B. Gorha
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------


                              SUNRISE GRANITE RUN ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                               By:    /s/ Daniel B. Gorham
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------


                              SUNRISE HAVERFORD ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                               By:    /s/ Daniel B. Gorham
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------


                              SUNRISE MORRIS PLAINS ASSISTED
                              LIVING, L.L.C.,
                              a New Jersey limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                              By:    /s/ Daniel B. Gorham
                                    ----------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------

                              SUNRISE OLD TAPPAN ASSISTED
                              LIVING, L.L.C.,
                              a New Jersey limited liability company

                              By: Sunrise Assisted Living Investments, Inc., a
                                  Virginia corporation, sole member

                               By:    /s/ Daniel B. Gorham
                                      --------------------------------
                              Name: Daniel B. Gorham
                                    ----------------------------------
                              Title:   Vice President
                                    ----------------------------------


                              SHP:


                              SENIOR HOUSING PARTNERS I,
                              L.P., a Delaware limited partnership

                              By: Senior Housing Partners I, L.L.C., a Delaware
                                  limited liability company, its general partner

                                  By: The Prudential Insurance Company of
                                      America, a New Jersey corporation,
                                      Managing Member

                                      By: /s/ John B. Dark
                                          --------------------------------
                                      Name: John B. Dark
                                           -------------------------------
                                      Title: Vice President
                                            ------------------------------

                   SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

THIS SECOND AMENDMENT TO CONTRIBUTION AGREEMENT (this "Second Amendment") is dated as of the 19th day of December, 2000, by and among (i) Sunrise Abington Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Abington"), (ii) Sunrise Wayne Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Wayne"), (iii) Sunrise Springfield Assisted Living, L.L.C., a Virginia limited liability company ("Sunrise Springfield"), (iv) Sunrise Granite Run Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Granite Run"), (v) Sunrise Haverford Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Haverford"), (vi) Sunrise Morris Plains Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Morris Plains"), (vii) Sunrise Westfield Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Westfield"), (viii) Sunrise Old Tappan Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Old Tappan"), (ix) Sunrise Assisted Living Investments, Inc., a Virginia corporation ("SALII"), (x) Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") (Sunrise Abington, Sunrise Springfield, Sunrise Granite Run, Sunrise Haverford, Sunrise Morris Plains, Sunrise Old Tappan, Sunrise Wayne, Sunrise Westfield, SALI and SALII are hereinafter individually and collectively referred to as "Sunrise") and (xi) Senior Housing Partners I, L.P., a Delaware limited partnership (hereinafter referred to as "SHP").

                              W I T N E S S E T H:

        WHEREAS, Sunrise and SHP have entered into that certain Contribution Agreement, dated as of October 11, 2000 (the "Original Contribution Agreement"), which Original Contribution Agreement was amended by First Amendment to Contribution Agreement, dated as of December 8, 2000 ("First Amendment;" the Original Contribution Agreement, as amended by the First Amendment, being hereinafter referred to as the "Contribution Agreement");

        WHEREAS, SHP and Sunrise desire to amend the Contribution Agreement in certain respects. All capitalized terms not otherwise defined in this Second Amendment shall have the meanings set forth in the Contribution Agreement;

        NOW, THEREFORE, for and in consideration of the sum of One Hundred and No/100 Dollars ($100.00), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SHP and Sunrise, intending to be legally bound, agree as follows:

1. Pursuant to the provisions of Paragraph 1 of the First Amendment, the Due Diligence Period provided for in Section 3.1 of the Contribution Agreement expires at 5:00 p.m. on the date of this Second Amendment. SHP has completed its investigations of the Owned Assets and elects not to terminate the Contribution Agreement, subject to all of the remaining terms and conditions set forth in this Second Amendment and subject to the conditions to Closing set forth in the Contribution Agreement.

2. (a) During its inspection of the Owned Assets, SHP discovered three items of a repair and maintenance nature which need to be corrected at the Facilities (collectively, "Repair Items") as follows: (i) correcting certain ADA/Fair Housing violations in each of the Facilities; (ii) replacing the common area carpets in certain Facilities, and (iii) repairing and replacing the wood rot damage to a porch in the Springfield Facility. The Repair Items are more particularly described in the inspection reports for each Facility prepared by Marx/Okubo Associates Ltd., each dated December 4, 2000. ("Marx/Okubo Reports").

        (b) In consideration of SHP's agreement not to terminate the Contribution Agreement during the Due Diligence Period, Sunrise hereby agrees that Sunrise shall be obligated to correct and/or repair all of the Repair Items at the sole cost and expense of Sunrise. All work shall be done substantially as recommended in the Marx/Okubo Reports and in a manner reasonably satisfactorily to SHP.

        (c) Sunrise will use all reasonable efforts to cause the Repair Items to be repaired and or corrected on or before the Closing Date. If the Repair Items are not repaired or corrected to SHP's reasonable satisfaction on or before the Closing Date, the estimated cost of accomplishing all of the Repair Items which have not yet been completed will be disbursed from the Contributions and placed in escrow to be applied to the cost of accomplishing the Repair Items and Sunrise will acknowledge, in writing, at Closing, its continuing obligation to accomplish all of the Repair Items at the sole expense of Sunrise, even if the cost exceeds the amount placed in escrow. The parties acknowledge that the estimated cost of the Repair Items is: (i) $5,000 per facility for the ADA/Fair Housing compliance; (ii) approximately $195,000 for the cost to replace the carpeting and (iii) approximately $20,000 to repair and replace the porch at the Springfield Facility. If the Repair Items are not accomplished to SHP's reasonable satisfaction prior to the Closing Date, and a portion of the Contributions is placed in escrow and the cost of completing the Repair Items, in the aggregate, is less than the amount of the escrow, Sunrise will be entitled to a disbursement of any unused amount in the escrow account.

3. Sunrise and SHP have been informed that the Health Department (or other regulatory authority) in the State of New Jersey is considering implementing a regulation that would require each of the Facilities located in New Jersey to install an emergency generator. If that requirement is enacted and made applicable to the Facilities by the Health Department of New Jersey (or any other regulatory authority) on or before December 31, 2001 (regardless of whether actual installation is permitted after December 31, 2001), the cost and expense of acquiring and installing the required emergency generator at each Facility shall be borne solely by Sunrise and shall not be a Facility Expense. If the requirement for the installment of such emergency generator is not enacted or made applicable to the Facilities until after December 31, 2001, if at all, the cost thereof shall be considered a Facility expense.

4. Section 2.7 of the Contribution Agreement is hereby deleted in its entirety and replaced by the following:

                "2.7 Accounts Receivable. As of the Proration Date, the Facilities will have certain outstanding accounts receivable (the "Receivables"). Sunrise will receive a credit at Closing in consideration of the Facility Owners right to collect all Receivables after Closing which are not more than 90 days past due as of the Closing Date. ("New Receivables"). Such credit shall be in the amount equal to the lesser of (i) 75% of the New Receivables outstanding as of the Closing Date or (ii) a sum to be determined by mutual agreement by SHP and Sunrise. Sunrise shall not receive any credit at Closing for any Receivables which are more than 90 days past due as of the Closing Date ("Old Receivables"). Sunrise agrees that during the term of this Agreement, it will cause the Facility Owners and Manager to continue to use usual and customary procedures to collect all Receivables. Any and all payments made to the Facility Owners from and after Closing, shall be applied in the following order of priority: (i) first, to the account of the Facility Owners to pay any obligations due with respect to periods from and after Closing; (ii) second to the account of the Facility Owners to pay any New Receivables which remain outstanding, and (iii) third, to Sunrise with respect to any Old Receivables which remain outstanding."

5. Sunrise acknowledges receipt, on or before the expiration of the Due Diligence Period, of SHP's Title Notice, dated December 18, 2000. Sunrise acknowledges that it is in possession of all relevant Title Commitments, Surveys and copies of all title exceptions and that the Title Notice complies, in all respects, with the provisions of Section 7.3(b) of the Contribution Agreement.

6. Section 7.6 of the Contribution Agreement provides the condition to Closing with respect to the Licenses for the Facilities. The parties have not yet been able to determine the exact forms of applications and the exact forms of renewal or new Licenses which need to be issued as a result of the Transactions. Consequently, the forms of comfort letter which will be issued either by the applicable authorities or by the regulatory counsel in each state were not delivered to SHP at least five (5) business dates prior to the expiration date of the Due Diligence Period as required by Section 7.6(a),
(b), (c). Sunrise will continue to use all reasonable efforts to obtain and deliver the form of such comfort letters to SHP as soon as reasonably possible. Upon receipt of the proposed forms of comfort letter for all three states involved in the Transactions, SHP shall have five (5) business days in which to terminate the Contribution Agreement (as modified by this Second Amendment), if SHP is not satisfied, in its reasonable discretion, with the proposed form of all the comfort letters. If SHP does not elect to terminate the Contribution Agreement, all of the conditions to Closing with respect to the Licenses, and all of Sunrise's obligations under the Contribution Agreement to continue to cooperate with the transition of the Licenses, shall remain in full force and effect.

7. Sunrise has disclosed to SHP a lawsuit which was filed in connection with the Abington Facility. The lawsuit was filed October 13, 2000 in Montgomery County, Pennsylvania, and is styled Clark Rose v. Sunrise Abington Assisted Living, L.L.C. and Sunrise Assisted Living Management, Inc. ("New Litigation"). The New Litigation will be added to Exhibit M to the Contribution Agreement and all litigation disclosed on the revised Exhibit M will be made expressly part of the indemnity agreement to be delivered by Sunrise at Closing pursuant to
Section 9.2(g) of the Contribution Agreement.

8. Except as specifically set forth here in, all other terms and conditions of the Contribution Agreement shall remain unmodified and in full force and effect, the same being ratified and confirmed hereby.

9. This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Second Amendment by signing any such counterpart. A photocopy or other facsimile of this Second Amendment and all signatures hereon, shall be deemed to be originals for all purposes.

                        [SIGNATURES APPEAR ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date and year first above written.

                         SUNRISE:


                         SUNRISE ASSISTED LIVING, INC., a Delaware corporation

                         By:   /s/Thomas B. Newell
                              ---------------------------------
                         Name:  Thomas B. Newell
                              ---------------------------------
                         Title:  President
                               --------------------------------


                         SUNRISE ASSISTED LIVING INVESTMENTS,
                         INC., a Virginia Corporation

                         By:    /s/ Daniel B. Gorham
                              ---------------------------------
                         Name: Daniel B. Gorham
                              ---------------------------------
                         Title: Vice President
                               ---------------------------------

                         SUNRISE ABINGTON ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                         By:    /s/ Daniel B. Gorham
                               ---------------------------------
                         Name: Daniel B. Gorham
                               ---------------------------------
                         Title:  Vice President
                               ---------------------------------


                         SUNRISE WAYNE ASSISTED LIVING, L.L.C.,
                         a New Jersey limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                         By:    /s/ Daniel B. Gorham
                               ---------------------------------
                         Name: Daniel B. Gorham
                               ---------------------------------
                         Title:   Vice President
                               ---------------------------------

                         SUNRISE SPRINGFIELD ASSISTED LIVING, L.L.C., a Virginia limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                         By:    /s/ Daniel B. Gorham
                              ---------------------------------
                         Name: Daniel B. Gorham
                              ---------------------------------
                         Title:   Vice President
                               --------------------------------


                         SUNRISE GRANITE RUN ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                          By:    /s/ Daniel B. Gorham
                               ---------------------------------
                         Name: Daniel B. Gorham
                               ---------------------------------
                         Title:   Vice President
                               ---------------------------------


                         SUNRISE HAVERFORD ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                          By:    /s/ Daniel B. Gorham
                              ---------------------------------
                         Name: Daniel B. Gorham
                              ---------------------------------
                         Title:   Vice President
                               --------------------------------


                         SUNRISE MORRIS PLAINS ASSISTED
                         LIVING, L.L.C.,
                         a New Jersey limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                          By:    /s/ Daniel B. Gorham
                              ---------------------------------
                         Name: Daniel B. Gorham
                              ---------------------------------
                         Title:   Vice President
                               ---------------------------------

                         SUNRISE OLD TAPPAN ASSISTED
                         LIVING, L.L.C.,
                         a New Jersey limited liability company

                         By: Sunrise Assisted Living Investments, Inc., a
                             Virginia corporation, sole member

                          By:    /s/ Daniel B. Gorham
                               ---------------------------------
                         Name: Daniel B. Gorham
                               ---------------------------------
                         Title:   Vice President
                               ---------------------------------


                         SHP:


                         SENIOR HOUSING PARTNERS I,
                         L.P., a Delaware limited partnership

                         By: Senior Housing Partners I, L.L.C., a Delaware
                             limited liability company, its general partner

                             By: The Prudential Insurance Company of
                                 America, a New Jersey corporation,
                                 Managing Member

                                 By: /s/ John B. Dark
                                     ---------------------------------
                                 Name: John B. Dark
                                       -------------------------------
                                 Title: Vice President
                                        ------------------------------

                    THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

THIS THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (this "Third Amendment") is dated as of the 12th day of January, 2001, by and among (i) Sunrise Abington Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Abington"),
(ii) Sunrise Wayne Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Wayne"), (iii) Sunrise Springfield Assisted Living, L.L.C., a Virginia limited liability company ("Sunrise Springfield"), (iv) Sunrise Granite Run Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Granite Run"), (v) Sunrise Haverford Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Haverford"), (vi) Sunrise Morris Plains Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Morris Plains"), (vii) Sunrise Westfield Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Westfield"), (viii) Sunrise Old Tappan Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Old Tappan"),
(ix) Sunrise Assisted Living Investments, Inc., a Virginia corporation ("SALII"), (x) Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") (Sunrise Abington, Sunrise Springfield, Sunrise Granite Run, Sunrise Haverford, Sunrise Morris Plains, Sunrise Old Tappan, Sunrise Wayne, Sunrise Westfield, SALI and SALII are hereinafter individually and collectively referred to as "Sunrise") and (xi) Senior Housing Partners I, L.P., a Delaware limited partnership (hereinafter referred to as "SHP").

                              W I T N E S S E T H:


        WHEREAS, Sunrise and SHP have entered into that certain Contribution Agreement, dated as of October 11, 2000 (the "Original Contribution Agreement"), which Original Contribution Agreement was amended by First Amendment to Contribution Agreement, dated as of December 8, 2000 ("First Amendment") and a Second Amendment to Contribution Agreement dated as of December 19, 2000 ("Second Amendment"), (the Original Contribution Agreement, as amended by the First Amendment and Second Amendment, being hereinafter referred to as the "Contribution Agreement"); and

        WHEREAS, SHP and Sunrise desire to amend the Contribution Agreement in certain respects. All capitalized terms not otherwise defined in this Third Amendment shall have the meanings set forth in the Original Contribution Agreement;

        NOW, THEREFORE, for and in consideration of the sum of One Hundred and No/100 Dollars ($100.00), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SHP and Sunrise, intending to be legally bound, agree as follows:

1. Section 9.1 of the Contribution Agreement is hereby amended by deleting the date "January 15, 2001" and replacing it with the date "February 9, 2001."

2. Except as specifically set forth here in, all other terms and conditions of the Contribution Agreement shall remain unmodified and in full force and effect, the same being ratified and confirmed hereby.

3. This Third Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Third Amendment by signing any such counterpart. A photocopy or other facsimile of this Third Amendment and all signatures hereon, shall be deemed to be originals for all purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representatives as of the date and year first above written.

                            SUNRISE:

                            SUNRISE ASSISTED LIVING, INC., a Delaware corporation

                            By:   /s/Thomas B. Newell
                                  ----------------------------
                            Name:  Thomas B. Newell
                                  ----------------------------
                            Title:    President
                                  ----------------------------


                            SUNRISE ASSISTED LIVING INVESTMENTS,
                            INC., a Virginia Corporation

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------


                            SUNRISE ABINGTON ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------


                            SUNRISE WAYNE ASSISTED LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------

\

                            SUNRISE SPRINGFIELD ASSISTED LIVING, L.L.C., a Virginia limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------


                            SUNRISE GRANITE RUN ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------


                            SUNRISE HAVERFORD ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------


                            SUNRISE MORRIS PLAINS ASSISTED
                            LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------

                            SUNRISE OLD TAPPAN ASSISTED
                            LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------
                            Title:   Vice President
                                  ----------------------------


                            SHP:


                            SENIOR HOUSING PARTNERS I,
                            L.P., a Delaware limited partnership

                            By: Senior Housing Partners I, L.L.C., a Delaware
                                limited liability company, its general partner

                                By: The Prudential Insurance Company of
                                    America, a New Jersey corporation,
                                    Managing Member

                                    By:   /s/ John B. Dark
                                         ----------------------------
                                    Name: John B. Dark
                                          ----------------------------
                                    Title: Vice President
                                          ----------------------------

                   FOURTH AMENDMENT TO CONTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT TO CONTRIBUTION AGREEMENT (this "Fourth Amendment") is dated as of the 9th day of February, 2001, by and among (i) Sunrise Abington Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Abington"), (ii) Sunrise Wayne Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Wayne"), (iii) Sunrise Springfield Assisted Living, L.L.C., a Virginia limited liability company ("Sunrise Springfield"), (iv) Sunrise Granite Run Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Granite Run"), (v) Sunrise Haverford Assisted Living, L.L.C., a Pennsylvania limited liability company ("Sunrise Haverford"), (vi) Sunrise Morris Plains Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Morris Plains"), (vii) Sunrise Westfield Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Westfield"), (viii) Sunrise Old Tappan Assisted Living, L.L.C., a New Jersey limited liability company ("Sunrise Old Tappan"), (ix) Sunrise Assisted Living Investments, Inc., a Virginia corporation ("SALII"), (x) Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") (Sunrise Abington, Sunrise Springfield, Sunrise Granite Run, Sunrise Haverford, Sunrise Morris Plains, Sunrise Old Tappan, Sunrise Wayne, Sunrise Westfield, SALI and SALII are hereinafter individually and collectively referred to as "Sunrise") and (xi) Senior Housing Partners I, L.P., a Delaware limited partnership (hereinafter referred to as "SHP").

                              W I T N E S S E T H:


        WHEREAS, Sunrise and SHP have entered into that certain Contribution Agreement, dated as of October 11, 2000 (the "Original Contribution Agreement"), which Original Contribution Agreement was amended by First Amendment to Contribution Agreement, dated as of December 8, 2000 ("First Amendment"), a Second Amendment to Contribution Agreement dated as of December 19, 2000 ("Second Amendment") and a Third Amendment to Contribution Agreement dated as of January ___, 2001 ("Third Amendment") (the Original Contribution Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, being hereinafter referred to as the "Contribution Agreement"); and

        WHEREAS, SHP and Sunrise desire to amend the Contribution Agreement in certain respects. All capitalized terms not otherwise defined in this Fourth Amendment shall have the meanings set forth in the Original Contribution Agreement;

        NOW, THEREFORE, for and in consideration of the sum of One Hundred and No/100 Dollars ($100.00), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SHP and Sunrise, intending to be legally bound, agree as follows:

1. Section 9.1 of the Contribution Agreement is hereby amended by deleting the date "February 9, 2001" and replacing it with the date "February 28, 2001."

2. Except as specifically set forth here in, all other terms and conditions of the Contribution Agreement shall remain unmodified and in full force and effect, the same being ratified and confirmed hereby.

3. This Fourth Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Fourth Amendment by signing any such counterpart. A photocopy or other facsimile of this Fourth Amendment and all signatures hereon, shall be deemed to be originals for all purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their duly authorized representatives as of the date and year first above written.

                            SUNRISE:

                            SUNRISE ASSISTED LIVING, INC., a Delaware corporation

                            By:   /s/Thomas B. Newell
                                  ----------------------------------
                            Name:  Thomas B. Newell
                                  ----------------------------------
                            Title:    President
                                  ----------------------------------


                            SUNRISE ASSISTED LIVING INVESTMENTS,
                            INC., a Virginia Corporation

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------


                            SUNRISE ABINGTON ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------

                            SUNRISE WAYNE ASSISTED LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                   Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------

                            SUNRISE SPRINGFIELD ASSISTED LIVING, L.L.C., a Virginia limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                            By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------


                            SUNRISE GRANITE RUN ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------


                            SUNRISE HAVERFORD ASSISTED LIVING, L.L.C., a Pennsylvania limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------


                            SUNRISE MORRIS PLAINS ASSISTED
                            LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name: Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------

                            SUNRISE OLD TAPPAN ASSISTED
                            LIVING, L.L.C.,
                            a New Jersey limited liability company

                            By: Sunrise Assisted Living Investments, Inc., a
                                Virginia corporation, sole member

                             By:    /s/ Daniel B. Gorham
                                  ----------------------------------
                            Name:    Daniel B. Gorham
                                  ----------------------------------
                            Title:   Vice President
                                  ----------------------------------


                            SHP:

                            SENIOR HOUSING PARTNERS I,
                            L.P., a Delaware limited partnership

                            By: Senior Housing Partners I, L.L.C., a Delaware
                                limited liability company, its general partner

                                By: The Prudential Insurance Company of
                                    America, a New Jersey corporation,
                                    Managing Member

                                    By: /s/ John B. Dark
                                       ----------------------------------
                                    Name:  John B. Dark
                                         --------------------------------
                                    Title: Vice President
                                         --------------------------------